Exhibit 4.1

Execution Version

IIP OPERATING PARTNERSHIP, LP, as Issuer

INNOVATIVE INDUSTRIAL PROPERTIES, INC. AND SUBSIDIARY GUARANTORS, as Guarantors

GLAS TRUST COMPANY LLC, as Trustee

INDENTURE

Dated as of

February 21, 2019

3.75% Exchangeable Senior Notes due 2024

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INDENTURE

INDENTURE dated as of February 21, 2019 among IIP Operating Partnership, LP, a Delaware limited partnership (hereinafter called the “Issuer”), Innovative Industrial Properties, Inc., a Maryland corporation (the “General Partner”), each existing subsidiary of the Issuer (the “Subsidiary Guarantors”, and together with the General Partner, the “Guarantors”), and GLAS Trust Company LLC, a limited liability company organized and existing under the laws of the State of New Hampshire, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Issuer’s 3.75% Exchangeable Senior Notes due 2024 fully and unconditionally guaranteed by the Guarantors.

ARTICLE 1
DEFINITIONS

Section 1.01. Definitions.

The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Interest” means all amounts, if any, payable pursuant to Sections 4.06(d), 4.06(e) and 6.09.

“Additional Notes” has the meaning specified in Section 2.01.

“Additional Shares” has the meaning specified in Section 13.06(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.05(b)(5).

“Board of Directors” means the board of directors of the General Partner or a committee of that board duly authorized to act hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the General Partner to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Trustee or the Federal Reserve Bank of New York is authorized or required by law, regulation or executive order to close or be closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

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“Cash Settlement” has the meaning set forth in Section 13.03(a).

“Cash Settlement Averaging Period” means, with respect to any Note as to which Cash Settlement or Combination Settlement is applicable, the 20 consecutive Trading-Day period beginning on, and including, the third Trading Day immediately succeeding the related Exchange Date; except that “Cash Settlement Averaging Period” means, with respect to any Exchange Date occurring on or after January 17, 2024, the 20 consecutive Trading-Day period beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Maturity Date.

“Charter” means the Second Articles of Amendment and Restatement of the General Partner, including all articles supplementary and articles of amendment, as amended to date.

“Clause A Distribution” shall have the meaning specified in Section 13.04(c).

“Clause B Distribution” shall have the meaning specified in Section 13.04(c).

“Clause C Distribution” shall have the meaning specified in Section 13.04(c).

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combination Settlement” has the meaning set forth in Section 13.03(a).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

“Common Stock” means the shares of common stock, $0.001 par value per share, of the General Partner as they exist on the date of this Indenture or any other shares of Capital Stock of the General Partner into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the General Partner that is otherwise permitted hereunder in which the General Partner is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of the entity surviving such transaction or its direct or indirect parent entity.

“Common Stock Legend” has the meaning specified in Section 2.05(c).

“Continuing Director” means a director who either was a member of the Board of Directors on the date of the Offering Memorandum or who becomes a member of the Board of Directors subsequent to that date and whose election, appointment or nomination for election by the General Partner’s stockholders is duly approved by a majority of the continuing directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the General Partner on behalf of the entire Board of Directors in which such individual is named as nominee for director.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which, at any particular time, its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at 3 Second Street, Suite 206, Jersey City, New Jersey, 07311, Attention: Administrator for IIP Operating Partnership, LP, or at any other time at such other address as the Trustee may designate from time to time by notice to the Issuer.

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“CUSIP” means the Committee on Uniform Securities Identification Procedures.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Notes in global form, or any successor entity thereto.

“Daily Exchange Value” means for each of the 20 consecutive Trading Days during the Cash Settlement Averaging Period, one-twentieth (1/20th) of the product of (i) the applicable Exchange Rate on such Trading Day and (ii) the Daily VWAP of the Common Stock on such Trading Day, in each case determined by the Issuer.

“Daily Measurement Value” means the quotient of the Specified Dollar Amount, if any, divided by 20.

“Daily Settlement Amount” for each of the 20 consecutive Trading Days of the applicable Cash Settlement Averaging Period, as determined by the Issuer, will consist of: (a) cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Exchange Value; and (b) to the extent the Daily Exchange Value for such Trading Day exceeds the Daily Measurement Value for such Trading Day, a number of shares of Common Stock equal to (i) the difference between the Daily Exchange Value and the Daily Measurement Value, divided by (ii) the Daily VWAP of the Common Stock on such Trading Day.

“Daily VWAP” means the per share volume-weighted average price as displayed on Bloomberg (or any successor service) page “IIPR <equity> AQR” in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is not available, the volume-weighted average price means the market value of one share of the Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Issuer). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the depositary for the Global Notes. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Dividend Threshold Amount” has the meaning specified in Section 13.04(d) hereof.

“DTC” means The Depository Trust Company.

“Effective Date” has the meaning specified in Section 13.06(c).

“Event of Default” has the meaning specified in Section 6.01(a).

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the applicable issuance, dividend or distribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

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“Exchange Agent” means the exchange agent appointed by the Issuer to act as set forth in Article 13, which, initially, shall be the Trustee.

“Exchange Date” has the meaning specified in Section 13.02(b).

“Exchange Notice” has the meaning specified in Section 13.02(a).

“Exchange Obligation” has the meaning specified in Section 13.01(a).

“Exchange Price” means, on any date of determination, $1,000, divided by the Exchange Rate as of such date.

“Exchange Rate” shall initially be 14.37298 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as provided in Article 13.

"Expiration Date" has the meaning specified in Section 13.04(e).

“Fundamental Change” means the occurrence at the time after the Notes are originally issued if any of the following occurs:

(1)	any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Issuer, the General Partner or their respective subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the General Partner’s common equity representing more than 50% of the voting power of the General Partner’s common equity;

(2)	the consummation of (x) any consolidation, merger, amalgamation, scheme of arrangement or other binding share exchange or reclassification or similar transaction between the General Partner and another person (other than its subsidiaries), in each case pursuant to which the Common Stock is exchanged into cash, securities or other property, unless (i) the holders of all classes of the General Partner’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of the surviving entity or transferee or the parent thereof immediately after such transaction or (ii) such transaction is effected solely to change the General Partner’s jurisdiction of incorporation or to form a holding company for the General Partner and that results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into common stock of the surviving entity or (y) any sale or other disposition in one transaction or a series of transactions of all or substantially all of the assets of the General Partner and its subsidiaries, on a consolidated basis, to another person (other than any of the General Partner’s subsidiaries);

(3)	Continuing Directors cease to constitute at least a majority of the Board of Directors;

(4)	the General Partner’s stockholders approve any plan or proposal for the liquidation or dissolution of the General Partner (other than in a transaction described in clause (2) above);

(5)	the Common Stock ceases to be listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market (or any of their respective successors); or

(6)	the General Partner (or any successor thereto permitted pursuant to the terms of this Indenture) ceases to be, either directly or indirectly through one or more of its subsidiaries, the Issuer’s general partner or ceases to control the Issuer;

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provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of the Common Stock (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “Fundamental Change” consists of shares of common stock or common equity interests that are traded on the NYSE, the NYSE American LLC or the Nasdaq Stock Market (or any of their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a Fundamental Change under clause (1) or (2) of the definition thereof (such common stock or common equity interests, “Publicly Traded Securities”), and as a result of such transaction or transactions, the Notes become exchangeable into or by reference to such Publicly Traded Securities, excluding cash payments for fractional shares, such event shall not be a Fundamental Change.

“Fundamental Change Issuer Notice” has the meaning specified in Section 3.01(c).

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.01(b).

“Fundamental Change Repurchase Price” has the meaning specified in Section 3.01(a).

"Funding Guarantor" has the meaning specified in Section 15.04(a).

“General Partner” means the corporation named as the “General Partner” in the first paragraph of this Indenture, and, subject to the provisions of Article 10, shall include its successors and assigns.

“Global Note” has the meaning specified in Section 2.02.

“Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes set forth in Article 15, including as a result of execution of a supplemental indenture, pursuant to the provisions of this Indenture.

“Guarantor Obligations” has the meaning specified in Section 15.01(a).

“Guarantors” means the General Partner and each subsidiary of the Issuer that gives a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Indemnified Person” has the meaning specified in Section 7.06.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Notes” has the meaning specified in Section 2.01.

“Initial Purchasers” mean BTIG, LLC, Compass Point Research & Trading, LLC and Ladenburg Thalmann & Co. Inc.

“Interest” means, when used with reference to the Notes, any interest payable in respect of the Notes. Unless the context otherwise requires, any reference to Interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e) and Section 6.09.

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“Interest Payment Date” means, with respect to the payment of interest on the Notes, subject to Section 2.03(b) and Section 16.06 of this Indenture, each March 15 and September 15 of each year, beginning on September 16, 2019.

“Issuer” means the limited partnership named as the “Issuer” in the first paragraph of this Indenture, and, subject to the provisions of Article 10, shall include its successors and assigns.

“Issuer Request” and “Issuer Order” mean, respectively, a written request or order signed in the name of the Issuer by the General Partner by its Chairman of the Board of Directors, the President, Chief Financial Officer or a Vice President, and by its Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the General Partner, and delivered to the Trustee.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Issuer for this purpose.

“Make-Whole Fundamental Change” means any event that (i) is a Fundamental Change (after giving effect to any exceptions or exclusions to the definition thereof) or (ii) would be a Fundamental Change, but for the exclusion in section (i) of clause (2) of the definition thereof.

“Market Disruption Event” means (i) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (ii) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in shares of the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity Date” means February 21, 2024.

“Merger Event” shall have the meaning specified in Section 13.07(a).

“Note” or “Notes” means any of the Issuer’s 3.75% Exchangeable Senior Notes due 2024, as the case may be, authenticated and delivered under this Indenture, including the Initial Notes, any Additional Notes and any Global Note.

“Note Register” has the meaning specified in Section 2.05(a).

“Note Registrar” has the meaning specified in Section 2.05(a).

“Noteholder” or “Holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Registrar’s books.

“NYSE” means the New York Stock Exchange.

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“Offering Memorandum” means the Issuer’s and the Guarantors’ offering memorandum dated February 15, 2019 relating to the Notes.

“Officer” means the Chairman of the Board of Directors, the President, the Chief Financial Officer, one of the Vice Presidents, the Treasurer, the Assistant Treasurer, the Secretary or an Assistant Secretary of the General Partner.

“Officers’ Certificate,” when used with respect to the Issuer, means a certificate signed by the Chairman of the Board of Directors, the President, the Chief Financial Officer or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the General Partner, and delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Issuer or who may be an employee of or other counsel for the Issuer or any Guarantor and who shall be satisfactory to the Trustee and delivered to the Trustee.

“outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1)	Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2)	Notes, or portions thereof, for whose payment (repurchase pursuant to Article 3) money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes;

(3)	Notes, which shall have been discharged in accordance with Article 11;

(4)	Notes exchanged pursuant to Article 13, on and after their Exchange Date; and

(5)	Notes which have been paid pursuant to Section 2.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which are identified as being so owned on the Note Registrar shall be so disregarded. Notes owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice.

“Paying Agent” has the meaning specified in Section 2.08.

“Person” means any corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

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“Physical Settlement” has the meaning set forth in Section 13.03(a).

“Regular Record Date” has the meaning specified in Section 2.03.

“Reference Property” has the meaning provided in Section 13.07(a).

“REIT” means a real estate investment trust for U.S. federal income tax purposes.

“Responsible Officer” when used with respect to the Trustee, means any vice president, assistant vice president, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Notes” has the meaning specified in Section 2.05(c).

“Restricted Notes Legend” has the meaning specified in Section 2.05(c).

“Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Settlement Amount” has the meaning specified in Section 13.03(a).

“Settlement Method” means, with respect to any exchange of Notes, Cash Settlement, Physical Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Issuer.

“Settlement Notice” has the meaning specified in Section 13.03(a).

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (as defined in Article I, Rule 1-02 of Regulation S-X, promulgated under the Securities Act) of the Issuer.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon exchange as specified by the Issuer in the Settlement Notice.

“Spin-Off” has the meaning specified in Section 13.04(c).

“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or Interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or Interest is due and payable.

“Stock Price” has the meaning specified in Section 13.06(c).

“Subsidiary” means a Person (other than an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by the Issuer or by one or more other Subsidiaries of the Issuer, as the case may be. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

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“Subsidiary Guarantors” has the meaning specified in the introduction of this Indenture.

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the NYSE or, if the Common Stock (or such other security) is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then listed or admitted for trading, and (ii) a closing sale price for the Common Stock (or such other security for which a closing sale price must be determined) is available on such securities exchange; provided that, for purposes of determining amounts due under Section 13.02(b), “Trading Day” means a day during which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on the NYSE or, if the Common Stock is not then listed on the NYSE, on the primary U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the primary quotation system on which the Common Stock then trades or is quoted. If the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

“transfer” has the meaning specified in Section 2.05(c).

“Trigger Event” has the meaning specified in Section 13.04(c).

“Trustee” means GLAS Trust Company LLC, and its successors and any legal entity resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb, et seq.) and the implementing regulations promulgated thereunder, as may be amended from time to time.

“unit of Reference Property” has the meaning provided in Section 13.07(a).

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
AND EXCHANGE OF NOTES

Section 2.01. Designation Amount and Issue of Notes.

The Notes shall be designated as “3.75% Exchangeable Senior Notes due 2024.” Upon the execution of this Indenture, the Initial Notes may be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver Notes upon a written order of the Issuer (an “Authentication Order”), such order signed by one Officer, and an Opinion of Counsel as to, among other things, the enforceability of this Indenture and the Initial Notes. At any time and from time to time thereafter, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder and, in the case of any issuance of Additional Notes pursuant to Section 2.01, such Authentication Order shall certify that such issuance is in compliance with this Indenture.

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The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited; provided that upon initial issuance, the aggregate principal amount of Notes outstanding shall not exceed $125,000,000 (or $143,750,000 if the Initial Purchasers’ option to purchase additional Notes is exercised in full) (the “Initial Notes”), except as provided in Section 2.06. The Issuer may, without notice to or the consent of the Holders of Notes, issue additional Notes (the “Additional Notes”) under this Indenture from time to time in the future with the same terms as the Initial Notes (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such Additional Notes) in an unlimited aggregate principal amount, provided that if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number. The Initial Notes and any such Additional Notes shall constitute a single series of debt securities, and in circumstances in which this Indenture provides for the Holders of Notes to vote or take any action, the Holders of Initial Notes and the Holders of any such Additional Notes will vote or take that action as a single class.

Section 2.02. Form of Notes.

The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officer(s) executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian or the Depositary or as may be required for the Notes to be tradable on any market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(b), all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (a “Global Note”). The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.05(b), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered Holders of such Global Note.

Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, exchanges, or transfers permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal of and Interest on any Global Note shall be made to the Holder of such Note.

Section 2.03. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a)  The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and in integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear cash Interest at a per annum rate equal to 3.75% from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month.

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(b)  The Person in whose name any Note is registered on the Note Register at the Close of Business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the Interest payable on such Interest Payment Date, subject to the provisions of Section 13.02(a) relating to any Note or portion thereof surrendered for exchange during the period from the Close of Business on the Regular Record Date for any Interest Payment Date to the Close of Business on the applicable Interest Payment Date. Interest on any Global Note shall be paid by wire transfer of immediately available funds to the account of the Depositary or its nominee. Payment of the principal of Notes not represented by a Global Note shall be made at the office or agency designated by the Issuer for such purpose. Interest on Notes not represented by a Global Note shall be paid (i) if such Holder holds $2,000,000 or less aggregate principal amount of Notes, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $2,000,000 aggregate principal amount of Notes, (A) by check mailed to such Holder’s registered address or, (B) if such Holder has previously delivered to the Note Registrar a written instruction, that is satisfactory to the Note Registrar, requesting the Issuer make such subsequent payments by wire transfer to an account of such Holder which is located within the United States, for each subsequent interest payment until such Holder delivers to the Note Registrar a new written instruction to the contrary.

If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest on such payment shall accrue in respect of the delay. The term “Regular Record Date” means, with respect to any Interest Payment Date, March 1 (whether or not a Business Day) or September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

(c)  Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1)	The Issuer may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes are registered at the Close of Business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner: The Issuer shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 20 calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Issuer shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment. At least 15 calendar days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall deliver or cause to be delivered to Holders a notice stating the special record date, the related payment date and the amount of such Defaulted Amounts to be paid to each such Holder.

(2)	The Issuer may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

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Section 2.04. Execution of Notes.

The Notes shall be signed in the name and on behalf of the Issuer by the manual or facsimile signature of one or more Officers. Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 7.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. A Note will not be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee (or such an authenticating agent). Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Issuer, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer, and any Note may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Note, shall be the proper Officers, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer.

(a)  The Issuer shall cause to be kept initially at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Issuer designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Issuer may appoint one or more co-registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be transferred for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be transferred at any such office or agency maintained by the Issuer pursuant to Section 4.02. Whenever any Notes are so surrendered for transfer, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the transfer is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Notes issued upon any registration of transfer of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer.

All Notes presented or surrendered for registration of transfer shall (if so required by the Issuer or the Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer, and the Notes shall be duly executed by the Noteholder thereof or its attorney duly authorized in writing.

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No service charge shall be made to any Holder for any registration of, transfer of Notes, but the Issuer may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

(b)  The following provisions shall apply only to Global Notes:

(1)	Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(2)	Notwithstanding any other provision in this Indenture, no Global Note may be transferred in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (1) the Depositary (x) has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Issuer within ninety (90) calendar days, or (2) an Event of Default has occurred and is continuing. Any Global Note exchanged pursuant to clause (1) or (2) above shall be so transferred in whole and not in part. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(3)	Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (2) above shall be issued in definitive, fully registered form, without Interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Note to be transferred in whole shall be surrendered by the Depositary to the Trustee, as Note Registrar. With regard to any Global Note to be transferred in part, either such Global Note shall be so surrendered for transfer or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so transferred, by means of an appropriate adjustment made on the records of the Note Registrar. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Note issuable on such transfer to or upon the written order of the Depositary or an authorized representative thereof.

(4)	In the event of the occurrence of any of the events specified in clause (2) above, the Issuer will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without Interest coupons.

(5)	Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.

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(6)	At such time as all interests in a Global Note have been repurchased, exchanged, or canceled for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is repurchased, exchanged, or canceled for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

(c)  Every Note (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (the “Restricted Notes Legend”), and any Common Stock that bears or is required under this Section 2.05(c) to bear the Common Stock legend set forth in this Section 2.05(c) (the “Common Stock Legend”) (collectively, the “Restricted Notes”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those set forth in the legends below) unless such restrictions on transfer shall be waived by written consent of the Issuer, and the Holder of each such Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Note or any interest therein.

Until the Maturity Date for the Notes, every certificate evidencing the Notes shall bear a Restricted Notes Legend in substantially the following form unless otherwise determined by the Issuer in writing, with written notice thereof delivered to the Trustee:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO IIP OPERATING PARTNERSHIP, LP (THE “ISSUER”), (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (C) UNDER ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

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Until the date that is the later of (1) the date that is one year after the date of issuance of shares of Common Stock upon exchange of a Note, or such other period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable laws, any stock certificate evidencing shares of Common Stock issued upon exchange of such Note shall bear legends referring to the restrictions on ownership and transfer set forth in the Charter and a Common Stock Legend in substantially the following form unless such Common Stock has been sold pursuant to a registration statement that has been declared or become effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise determined by the Issuer in writing, with written notice thereof to the Trustee:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO INNOVATIVE INDUSTRIAL PROPERTIES, INC. (THE “ISSUER”), (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (C) UNDER ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Common Stock Legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the Common Stock Legend required by this Section 2.05(c).

(d)  By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it will transfer such Note only as provided in this Indenture and as permitted by applicable law.

(e)  Any Restricted Securities purchased or owned by the Issuer or any Affiliate thereof may not be resold by the Issuer or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

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(f)  The Trustee in each of its various capacities as designated from time to time hereunder shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Noteholders and all payments to be made to Noteholders under the Notes shall be given or made only to or upon the order of the registered Noteholders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee in each of its various capacities as designated from time to time hereunder may rely and shall be fully protected in relying upon any information furnished by the Depositary with respect to its Agent Members.

The Trustee in each of its various capacities as designated from time to time hereunder shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members in any Global Indenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes.

In case any Note shall become mutilated or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the applicant for a substituted Note shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note, the Issuer may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been properly tendered for repurchase on a Fundamental Change Repurchase Date (and not withdrawn) or is to be exchanged pursuant to this Indenture, shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, the Trustee and, if applicable, any Paying Agent or Exchange Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

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Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or exchange or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or exchange or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07. Temporary Notes.

Pending the preparation of Notes in certificated form, the Issuer may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Issuer, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every such temporary Note shall be executed by the Issuer and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Issuer will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Issuer pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Issuer at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.08. Cancellation of Notes.

All Notes surrendered for the purpose of payment, repurchase, exchange or registration of transfer shall, if surrendered to the Issuer or any paying agent to whom Notes may be presented for payment (the “Paying Agent”) or Exchange Agent, both of which shall initially be the Trustee, or any Note Registrar, be surrendered to the Trustee and promptly canceled by it or, if surrendered to the Trustee, shall be promptly canceled by it and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Notes in accordance with its customary procedures. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09. CUSIP Numbers.

The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

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ARTICLE 3
REPURCHASE OF NOTES

Section 3.01. Repurchases at Option of Holders upon a Fundamental Change.

(a)  If a Fundamental Change occurs, then each Holder shall have the right, at such Holder’s option, to require the Issuer to repurchase for cash any or all of such Holder’s Notes, or any portion thereof such that the remaining principal amount that remains outstanding of each Note that is not repurchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof, on a date (the “Fundamental Change Repurchase Date”) specified by the Issuer that is not less than 20 calendar days or more than 35 calendar days following the date on which the Issuer delivers the Fundamental Change Repurchase Notice to the Holders, at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid Interest thereon, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided, however, that if the Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Issuer shall instead pay the full amount of accrued and unpaid Interest (to, but not including, such Interest Payment Date) to the Holder of record on such Regular Record Date and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Notes to be repurchased.

(b)  Repurchases of Notes under this Section 3.01 shall be made, at the option of the Holder thereof, upon:

(1)	if the Notes to be repurchased are in definitive form, delivery to the Paying Agent by the Holder of a duly completed written repurchase notice (the “Fundamental Change Repurchase Notice”), as set forth in the Form of Repurchase Notice attached as Attachment 3 to the Form of Note attached as Exhibit A hereto, or if the Notes to be repurchased are Global Notes, in compliance with the Depositary’s procedures for surrendering interests in Global Notes, in each case on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, subject to extensions to comply with applicable law; and

(2)	if the Notes to be repurchased are in definitive form, delivery of the Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the office of the Paying Agent, or if the Notes to be repurchased are Global Notes, book-entry transfer of the Notes in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(1)	if certificated, the certificate numbers of such Notes to be delivered for repurchase;

(2)	the portion of the principal amount of such Notes, which must be such that the principal amount that remains outstanding of each Note that is not to be repurchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof; and

(3)	that such Notes are to be repurchased by the Issuer pursuant to the applicable provisions of the Notes and this Indenture.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the Close of Business on the third Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.03.

The Paying Agent shall promptly notify the Issuer of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

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(c)  On or before the 20th calendar day after the occurrence of a Fundamental Change, the Issuer shall provide to all Holders of the Notes, the Trustee, the Exchange Agent and the Paying Agent (in the case of any Paying Agent other than the Trustee) a written notice (the “Fundamental Change Issuer Notice”) of the occurrence of such Fundamental Change and of the resulting repurchase right at the option of the Holders arising as a result thereof. Such notice shall be sent by first class mail or overnight courier or, in the case of any Global Notes, in accordance with the procedures of the Depositary for providing notices. Simultaneously with providing such Fundamental Change Issuer Notice, the Issuer shall publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on the General Partner’s website or through such other public medium as the Issuer may use at that time.

Each Fundamental Change Issuer Notice shall state:

(1)	the events causing the Fundamental Change;

(2)	the date of the Fundamental Change;

(3)	the last date on which a Holder of Notes may exercise the repurchase right pursuant to this Article 3;

(4)	the Fundamental Change Repurchase Price;

(5)	the Fundamental Change Repurchase Date;

(6)	if applicable, the name and address of the Paying Agent and the Exchange Agent;

(7)	if applicable, the applicable Exchange Rate and any adjustments to the applicable Exchange Rate;

(8)	if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(9)	the procedures that Holders must follow to require the Issuer to repurchase their Notes.

No failure of the Issuer to give the foregoing notices and no defect therein shall limit the repurchase rights of the Holders of Notes or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.

At the Issuer’s written request, the Paying Agent shall give such notice in the Issuer’s name and at the Issuer’s expense; provided, however, that, in all cases, the text of such Fundamental Change Issuer Notice shall be prepared by the Issuer and given to the Paying Agent at least three business days prior to the date of such notification.

(d)  Notwithstanding the foregoing, there shall be no repurchase of any Notes pursuant to this Section 3.01 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes in definitive form held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Notes) and shall deem to be cancelled any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

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(e)  Notwithstanding the other provisions of this Article 3, the Issuer will not be required to make an offer to repurchase the Notes upon a Fundamental Change if a third party makes such an offer to purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an offer to repurchase made by the Issuer and such third party purchases all Notes properly tendered and not validly withdrawn under its offer. Any third party that intends to make such an offer to purchase the Notes shall give prior written notice to the Trustee.

Section 3.02 Effect of Fundamental Change Repurchase Notice.

Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice, the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn in accordance with Section 3.03) thereafter be entitled to receive solely the Fundamental Change Repurchase Price in cash with respect to such Note (and any previously accrued and unpaid interest on such Note). Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the applicable Fundamental Change Repurchase Date (provided the conditions in Section 3.01 have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01, subject in each case to extensions to comply with applicable law.

Section 3.03 Withdrawal of Fundamental Change Repurchase Notice.

A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent prior to the Close of Business on the third Business Day immediately preceding the Fundamental Change Repurchase Date. The notice of withdrawal shall state:

(1)	the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(2)	if Notes have been issued in definitive form, the certificate numbers of the withdrawn Notes; and

(3)	the principal amount, if any, of each Note that remains subject to the Fundamental Change Repurchase Notice, which must be such that the principal amount not to be repurchased equals $1,000 or an integral multiple of $1,000 in excess thereof;

provided, however, that if the Notes are Global Notes, the notice must comply with applicable procedures of the Depositary.

The Paying Agent will promptly return to the respective Holders thereof any Notes in definitive form with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with the provisions of this Section 3.03.

Section 3.04 Deposit of Fundamental Change Repurchase Price.

Prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Issuer shall deposit with the Paying Agent (or if the Issuer or a Subsidiary or an Affiliate of the Issuer is acting as the Paying Agent, shall set aside, segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date.

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(b)  If by 10:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price of the Notes for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture on the Fundamental Change Repurchase Date, then as of such Fundamental Change Repurchase Date, (i) such Notes will cease to be outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent) and (iii) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if applicable, accrued and unpaid interest upon delivery or book-entry transfer of such Notes).

Section 3.05 Notes Repurchased in Whole or in Part.

Any certificated Note that is to be repurchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Issuer or the Trustee so requires in the case of Notes in definitive form, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 3.06 Covenant To Comply with Applicable Laws upon Repurchase of Notes.

In connection with any offer to repurchase Notes under Section 3.01, the Issuer shall, in each case if required by law, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all federal and state securities laws applicable to the Issuer in connection with such repurchase offer, in each case, so as to permit the rights and obligations under Article 3 to be exercised in the time and in the manner specified in Article 3.

Section 3.07 Repayment to the Issuer.

To the extent that the aggregate amount of cash deposited by the Issuer pursuant to Section 3.04 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof that the Issuer is obligated to repurchase as of the Fundamental Change Repurchase Date, then, following the Fundamental Change Repurchase Date, the Paying Agent shall promptly return any such excess to the Issuer.

ARTICLE 4
PARTICULAR COVENANTS OF THE ISSUER AND THE GENERAL PARTNER

Section 4.01. Payment of Principal and Interest.

The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid when due the principal of (including the repurchase price upon repurchase pursuant to Article 3) and Interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

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Section 4.02. Maintenance of Office or Agency.

The Issuer will maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for exchange or repurchase and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. As of the date of this Indenture, such office shall be the Corporate Trust Office and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Issuer. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations, provided, however that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes . The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby initially designates the Trustee as Paying Agent, Note Registrar, Custodian and Exchange Agent and the Corporate Trust Office shall be considered as one such office or agency of the Issuer for each of the aforesaid purposes.

So long as the Trustee is the Note Registrar, the Trustee agrees, at the expense of the Issuer, to deliver, or cause to be delivered, the notices set forth in Section 7.08(f), if applicable, in accordance with the procedures of the Depositary. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Issuer and the Holders of Notes it can identify from its records.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office.

The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, upon the terms and conditions and otherwise as provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent.

(a)  If the Issuer shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(1)	that it will hold all sums held by it as such agent for the payment of the principal of or Interest on the Notes (whether such sums have been paid to it by the Issuer or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes;

(2)	that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Notes) to make any payment of the principal of or Interest on the Notes when the same shall be due and payable; and

(3)	that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

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The Issuer shall, on or before each due date of the principal of or Interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or Interest and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by no later than 11:00 a.m. New York City time, on such date.

(b)  If the Issuer shall act as its own Paying Agent, it will, on or before each due date of the principal of or Interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal and Interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Issuer (or any other obligor under the Notes) to make any payment of the principal of or Interest on the Notes when the same shall become due and payable.

(c)  Anything in this Section 4.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such sums.

(d)  Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 11.02.

The Trustee shall not be responsible for, and shall have no liability for, the actions of any other Paying Agents (including the Issuer if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 4.05. Existence.

Subject to Article 10, each of the Issuer and the General Partner will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and material franchises; provided, however, that neither the Issuer nor the General Partner shall be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the General Partner, as applicable.

Section 4.06. Rule 144A Information Requirement; Annual Reports; Additional Interest.

(a)  At any time that the General Partner is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer shall, so long as any of the Notes shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes pursuant to Rule 144A.

(b)  The Issuer shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that the General Partner is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such report, information or document that the General Partner files with the Commission through the Commission’s EDGAR system (or any successor thereto) will be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time of such filing through the EDGAR system (or such successor thereto). The Trustee shall have no liability or responsibility for the filing, timeliness or content of such reports.

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(c)   Delivery of any such reports, information and documents described in subsection (b) above to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(d)  If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the General Partner fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes or any shares of Common Stock issuable upon exchange of the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Issuer’s Affiliates or Holders that were the Issuer’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Issuer shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which the General Partner’s failure to file has occurred and is continuing or the Notes or any shares of Common Stock issuable upon exchange of the Notes are not otherwise freely tradable as described above by Holders other than the Issuer’s Affiliates (or Holders that were the Issuer’s Affiliates at any time during the three months immediately preceding). As used in this Section 4.06(d), documents or reports that the General Partner is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the General Partner furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e)  If, and for so long as, the Restricted Notes Legend on the Notes has not been removed, the Notes are assigned a restricted CUSIP number or the Notes and any shares of Common Stock issuable upon exchange of the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Issuer’s Affiliates or Holders that were the Issuer’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 365th day after the last date of original issuance of the Notes, the Issuer shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the Restricted Notes Legend on the Notes has been removed in accordance with Section 2.05(c), the Notes are assigned an unrestricted CUSIP number and the Notes and any shares of Common Stock issuable upon exchange of the Notes are freely tradable as described above by Holders other than the Issuer’s Affiliates (or Holders that were the Issuer’s Affiliates at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes. The Restricted Notes Legend on the Notes shall be deemed removed pursuant to the terms of this Indenture as provided in Section 2.05(c), and, at such time, the Notes will, pursuant to, and subject to the provisions of, such Section, be deemed assigned an unrestricted CUSIP number. However, for the avoidance of doubt, the Global Notes will continue to bear Additional Interest pursuant to this paragraph until such time as they are identified by an unrestricted CUSIP number in the facilities of the Depositary therefor, as a result of completion of such Depositary’s mandatory exchange process or otherwise.

(f)  Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular Interest on the Notes.

(g)  The Additional Interest that is payable in accordance with Section 4.06(d) or Section 4.06(e) shall be in addition to, and not in lieu of, any Additional Interest that may accrue at the Issuer’s election as the sole remedy relating to the failure to comply with the Issuer’s reporting obligations pursuant to Section 6.09.

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(h)  If Additional Interest is payable by the Issuer pursuant to Section 4.06(d) or Section 4.06(e), the Issuer shall deliver to the Trustee (copied to the Paying Agent) an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee and the Paying Agent receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. In the case of any Notes in definitive form, if the Issuer has paid Additional Interest directly to the Persons entitled to it, the Issuer shall deliver to the Trustee and the Paying Agent an Officers’ Certificate setting forth the particulars of such payment.

(i)  Notwithstanding the foregoing, the Issuer will not be required to pay Additional Interest with respect to any failure to remove the Restricted Notes Legend or assign an unrestricted CUSIP number on the Notes or if the Notes and any shares of Common Stock issuable upon exchange of the Notes are not freely tradable, for any date on which the following four conditions are satisfied: (1) the General Partner has filed a shelf registration statement for the resale of the Notes and any shares of Common Stock issuable upon exchange of the Notes, as applicable, (2) such shelf registration statement is effective and usable by Holders identified therein as selling security holders for the resale of the Notes and any shares of Common Stock issued upon exchange of the Notes, as applicable, (3) the Holders may sell their Notes and any shares of Common Stock issued upon exchange of the Notes, as applicable, under such shelf registration statement on terms customary for the resale of convertible or exchangeable securities offered in reliance on Rule 144A and (4) the Notes and/or shares of Common Stock sold pursuant to such shelf registration statement become freely tradable as a result of such sale.

Section 4.07. Stay, Extension and Usury Laws.

The Issuer and the General Partner each covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and the General Partner each (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08. Compliance Certificate.

The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating whether or not to the knowledge of the signers thereof, the Issuer or the General Partner is in default in the performance and observance of any of the terms, provisions and conditions under this Indenture (without regard to any period of grace or requirement of notice provided under the Indenture) and, if the Issuer or the General Partner is in default, specifying all such defaults and the nature and the status thereof of which they may have knowledge. The Issuer will promptly notify the Trustee if the Issuer changes its fiscal year end to a date other than December 31. For purposes of this Section 4.08, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

The Issuer will deliver to the Trustee, as soon as possible, and in any event within 30 days after the Issuer becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate specifying with particularity such Defaults or Event of Defaults, as applicable, their status and what action the Issuer has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 4.08 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

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Section 4.09. Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.

The General Partner shall provide, free from preemptive rights, out of its authorized but unissued shares, sufficient shares of Common Stock to provide for the exchange of the Notes as required by this Indenture from time to time as such Notes are presented for exchange.

The General Partner covenants that all shares of Common Stock which may be issued upon exchange of Notes will upon issue be fully paid and non-assessable by the General Partner and free from all taxes, liens and charges with respect to the issue thereof.

The General Partner covenants that, if any shares of Common Stock to be provided for the purpose of exchange of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon exchange, the General Partner shall, as expeditiously as possible secure such registration or approval, as the case may be.

The General Partner further covenants that, if at any time the Common Stock shall be listed on the NYSE or any other national or regional securities exchange or automated quotation system, the General Partner will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon exchange of the Notes; provided that if the rules of such exchange or automated quotation system permit the General Partner to defer the listing of such the Common Stock until the first exchange of the Notes in accordance with the provisions of this Indenture, the General Partner covenants to list such Common Stock issuable upon exchange of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

ARTICLE 5
LIST OF HOLDERS AND REPORTS BY
THE ISSUER AND THE TRUSTEE

Section 5.01. List of Holders.

The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each March 1 and September 1 in each year beginning with March 1, 2019, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02. Preservation and Disclosure of Lists.

The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

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ARTICLE 6
EVENTS OF DEFAULT; REMEDIES

Section 6.01. Events of Default.

(a) Events of Default. In case any one or more of the following (each, an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(1)	default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(2)	default in the payment of the principal of any Note (including the Fundamental Change Repurchase Price) when due and payable on the Maturity Date, upon required repurchase, upon declaration of acceleration or otherwise;

(3)	failure by the Issuer or the General Partner to comply with the obligation to exchange the Notes for cash, shares of Common Stock or a combination of cash and shares of Common Stock, as the case may be, in accordance with this Indenture upon exercise of a Holder’s exchange right, which failure continues for five Business Days;

(4)	failure by the Issuer to comply with its obligations under Article 10;

(5)	failure by the Issuer to issue a Fundamental Change Issuer Notice in accordance with Section 3.01(c) when due;

(6)	failure by the Issuer for 60 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding (a copy of which notice, if given by Holders, must also be given to the Trustee) has been received by the Issuer to comply with any of its other agreements contained in the Notes or this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically provided for or which does not apply to the Notes), which notice shall state that it is a “Notice of Default” under this Indenture;

(7)	default following the failure by the Issuer to pay beyond any applicable grace period, or resulting in the acceleration of, indebtedness of the Issuer or any of its Subsidiaries where the aggregate principal amount with respect to which the default has occurred is greater than $10 million (or its foreign currency equivalent at such time);

(8)	the Issuer, the General Partner or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Issuer, the General Partner or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer, the General Partner or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(9)	an involuntary case or other proceeding shall be commenced against the Issuer, the General Partner, or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Issuer, the General Partner or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer, the General Partner or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.

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(b)  If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(a)(8) or Section 6.01(a)(9) with respect to the Issuer, the General Partner or any Significant Subsidiary), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all then outstanding Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(a)(8) or Section 6.01(a)(9) with respect to the Issuer, the General Partner or any Significant Subsidiary occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all then outstanding Notes shall become and shall automatically be immediately due and payable.

(c)  The Holders of a majority in aggregate principal amount of the Notes then outstanding on behalf of the Holders of all of the Notes then outstanding, by written notice to the Issuer and to the Trustee, may waive (including, by way of consents obtained in connection with a repurchase of, or tender or exchange offer for, the Notes) all past Defaults or Events of Default (except with respect to nonpayment of principal or Interest, the failure to deliver the consideration due upon exchange or any other provision that requires the consent of each affected Holder to amend) and rescind any acceleration with respect to the Notes and its consequences, subject in all respects to Section 6.07, if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of and Interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

(b)  In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Holders of Notes, and the Trustee shall continue as though no such proceeding had been taken. Notwithstanding the foregoing, the Trustee shall retain all rights under this Indenture to be indemnified for expenses incurred related to such proceeding.

Section 6.02. Payments of Notes on Default; Suit Therefor.

The Issuer covenants that in the case of an Event of Default pursuant to Section 6.01(a)(1) or 6.01(a)(2), upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the Holders of the Notes, (i) the whole amount that then shall be due and payable on all such Notes for principal or Interest, as the case may be, with Interest upon the overdue principal and (to the extent that payment of such Interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid Interest at the rate borne by the Notes from the required payment date and, (ii) in addition thereto, any amounts due the Trustee under this Indenture, including, but not limited to, Section 7.06. Until such demand by the Trustee, the Issuer may pay the principal of and Interest on the Notes to the registered Holders, whether or not the Notes are overdue.

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In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor on the Notes and collect in the manner provided by law out of the property of the Issuer or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the General Partner, the Issuer or any other obligor upon the Notes or the property of the General Partner, the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal (including the repurchase price upon repurchase pursuant to Article 3)) shall be entitled and empowered, by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of principal (including the repurchase price upon repurchase pursuant to Article 3) and Interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Notes allowed in such judicial proceeding, and (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 7.06. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Notes in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders of Notes, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors’ committee.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

Section 6.03. Application of Monies Collected by Trustee.

Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied, in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee, including its agents and counsel, under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon exchange of, the Notes in default in the order of the date due of the payments of such interest and cash due upon exchange, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

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Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price and any cash due upon exchange) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon exchange) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon exchange) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Issuer.

Section 6.04. Proceedings by Noteholders.

Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon exchange, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(1)	such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(2)	Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(3)	such Holders shall have offered to the Trustee such security and/or indemnity satisfactory to the Trustee against any losses, liabilities or expense to be incurred therein or thereby (including fees of the Trustee’s legal counsel);

(4)	the Trustee for 60 days after its receipt of such notice, request and offer of such security and/or indemnity, shall have refused to institute any such action, suit or proceeding; and

(5)	no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding in accordance with Section 6.07, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.04, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

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Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the right, which is absolute and unconditional, to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such rights shall not be impaired without the consent of such Holder.

Anything contained in this Indenture or the Notes to the contrary notwithstanding, the Holder of any Note, without the consent of either the Trustee or the Holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of exchange as provided herein.

Section 6.05. Proceedings by Trustee.

If an Event of Default occurs and is continuing, the Trustee may in its sole discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.06. Remedies Cumulative and Continuing.

All powers and remedies given by this Article 6 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein, and, subject to the provisions of Section 6.04, every power and remedy given by this Article 6 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 6.07. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders.

The Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such Holders shall have offered to the Trustee such security and/or indemnity satisfactory to the Trustee against any losses, liabilities or expenses to be incurred therein or thereby (including fees of the Trustee’s legal counsel) (b) such direction shall not be in conflict with any rule of law or with this Indenture, (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and (d) the Trustee need not take any action which might involve it in personal liability, subject it to reputational harm, or be unduly prejudicial to the Holders of Notes not joining therein, it being understood that (subject to Section 7.02) the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders.

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The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of the principal of or Interest on the Notes, (ii) a failure by the Issuer to exchange any Notes as required by this Indenture, (iii) a default in the payment of the repurchase price on the Fundamental Change Repurchase Date pursuant to Article 3 or (iv) a default in respect of a covenant or provisions hereof, which under Article 9 cannot be modified or amended without the consent of the Holders of all Notes then outstanding or each Note affected thereby.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.08. Undertaking to Pay Costs.

All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.08 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of (including the repurchase price upon repurchase pursuant to Article 3), or Interest on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to exchange any Note in accordance with the provisions of Article 13.

Section 6.09. Additional Interest.

Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Issuer elects, the sole remedy for an Event of Default relating to the Issuer’s failure to comply with its obligations as set forth in Section 4.06(b) shall, for the first 180 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding for each day during the 180-day period beginning on, and including, the day on which such Event of Default occurs and during which such event is continuing (and neither waived nor cured). Additional Interest payable pursuant to this Section 6.09 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e). If the Issuer so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such Event of Default (if the Event of Default relating to reporting obligations is not cured or waived prior to such 181st day), the Notes shall be immediately subject to acceleration as provided in Section 6.01. The provisions of this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. In the event the Issuer does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.09 or the Issuer elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.01.

In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Issuer must notify all Holders of the Notes of such election, and must deliver to the Trustee and the Paying Agent an Officers’ Certificate (consistent with Section 4.06(h)) prior to the beginning of such 180-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.01.

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ARTICLE 7
THE TRUSTEE

Section 7.01. Notice of Defaults.

Within ninety (90) calendar days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of any Default hereunder, the Trustee shall transmit a notice of such Default to the Holders of Notes in accordance with the procedures of the Depositary, unless such Default shall have been cured or waived pursuant to the terms of Section 6.07 hereof; provided, however, that, except in the case of a default in the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable) or Interest on any Note or in the delivery of the consideration due upon exchange, the Trustee may withhold and shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Notes.

Section 7.02. Certain Rights of Trustee.

Except as otherwise provided in Section 7.12:

(1)	the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate, statement, instrument, Opinion of Counsel, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. If presented with a non-conforming certificate or opinion, the Trustee may request the delivering party to re-issue the certificate or opinion in the manner required by this Indenture before taking any action;

(2)	any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order (other than delivery of any Note to the Trustee for authentication and delivery pursuant to Sections 2.01 and 2.04, which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced to the Trustee by a copy of a Board Resolution certified by the Secretary or Assistant Secretary of the General Partner;

(3)	the Trustee may consult with counsel of its selection, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon;

(4)	the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, provided, however, that the Trustee shall be under no obligation to take any action it believes to be unlawful, contrary to the terms of this Indenture, or that could subject the Trustee to reputational harm;

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(5)	the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, either personally or by agent or attorney, the books, records and premises of the Issuer relevant to the facts or matters that are the subject of its inquiry, and the Trustee shall incur no liability of any kind by reason of such inquiry or investigation. Holders of not less than a majority in aggregate principal amount of the outstanding Notes may request the Trustee, in its discretion, to undertake such further inquiry or investigation, provided that payment of the costs, expenses, or liabilities likely to be incurred in the making of such further inquiry or investigation within a reasonable time shall be reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture. The Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding with such further inquiry or investigation, and the reasonable expenses of every such examination shall be paid by the Holders or, if paid by the Trustee, shall be repaid by the Holders upon demand;

(6)	the Trustee may execute any of its trusts or powers hereunder, or perform any duties reserved to it hereunder, either directly or by or through one or more agents, affiliates, custodians, nominees, or attorneys, and the Trustee shall not be responsible or have any liability for any misconduct or negligence on the part of any agent, affiliate, custodian, nominee, or attorney by it hereunder appointed with due care;

(7)	the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion conferred upon it by this Indenture;

(8)	if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee (to the extent that a Responsible Officer of the Trustee does not have actual knowledge of the existence of such event or fact ) may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred;

(9)	the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(10)	the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties;

(11)	the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default, or (2) unless specifically notified in writing of such event by the Issuer or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding; as used herein, the term “actual knowledge” means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto;

(12)	the Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(13)	the Trustee may apply to the Issuer for written instructions, and any such application (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of Notes under the Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on or after which such action shall be taken or such omission may be effected. In the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee shall not be liable to the Issuer for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date on which any officer that the Issuer has designated to the Trustee as the recipient of such application actually receives such application, unless such officer shall have consented in writing to any earlier date), unless, prior to taking any action (or the effective date in the case of any omission), the Trustee shall have received written instructions from the Issuer in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

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In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action, other than any such loss or damage caused by the Trustee’s gross negligence or willful misconduct.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee undertakes to perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, affiliate, custodian and other Person employed by the Trustee in its various capacities to act hereunder.

Section 7.03. Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any authenticating agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any authenticating agent shall be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Section 7.04. May Hold Notes and Common Stock.

The Trustee, any Paying Agent, Exchange Agent, Note Registrar, authenticating agent or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes or Common Stock and may otherwise deal with the Issuer and the General Partner with the same rights it would have if it were not Trustee, Paying Agent, Exchange Agent, Note Registrar, Custodian, authenticating agent or such other agent.

Section 7.05. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall not be liable for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

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Section 7.06. Compensation and Reimbursement.

The Issuer agrees:

(1)	to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)	except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture and as otherwise agreed in writing by the Issuer and the Trustee (including the compensation, expenses, and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

(3)	to indemnify each of the Trustee and any predecessor Trustee and their respective officers, directors, employees and agents (each, an “Indemnified Person”) for, and to hold each such Indemnified Person harmless against, any loss, liability, or expense incurred without gross negligence or willful misconduct on the part of such Indemnified Person, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against, or investigating any claim or liability in connection with, the exercise or performance of any of its powers or duties hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Sections 6.01(a)(8) or 6.01(a)(9), the Trustee’s expenses (including the charges and expenses of its counsel) and compensation for its services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency, or other similar law.

The obligations of the Issuer under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements, and advances shall be secured by a senior lien to which the Notes are hereby made subordinate on all property and funds held or collected by the Trustee, except, subject to the effect of Section 6.03, funds held in trust for the benefit of Holders of Notes. The obligations of the Issuer under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Issuer. The provisions of this Section 7.06 shall survive the discharge or termination of this Indenture and the earlier resignation or removal of the Trustee, and the indemnification provided in this Section 7.06 shall extend to the affiliates, officers, directors, agents and employees of the Trustee.

Section 7.07. Corporate Trustee Required; Eligibility; Conflicting Interests.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) with a combined capital and surplus of at least the minimum amount required by the Trust Indenture Act. If such Person publishes reports of condition at least annually, pursuant to law or the requirements of Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 7.07, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.07, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Issuer nor any Person directly or indirectly controlling, controlled by, or under common control with the Issuer shall serve as Trustee.

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Section 7.08. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.09.

(b) The Trustee may resign at any time by giving written notice thereof to the Issuer and the Holders of Notes. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction, at the expense of the Issuer, for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(c) The Trustee may be removed at any time by action of the Holders of a majority in principal amount of the outstanding Notes delivered to the Trustee and to the Issuer.

(d) If at any time:

(1)	the Trustee shall cease to be eligible under Section 7.07 of this Indenture and shall fail to resign after written request therefor by the Issuer or Holders of Notes in the manner required by Section 7.08(c); or

(2)	the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, (A) the Issuer by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee, or (B) any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or trustees. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a different successor Trustee shall be appointed by action of the Holders of a majority in principal amount of the outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee appointed by the Holders of Notes shall, forthwith upon its acceptance of such appointment, become the successor Trustee and to that extent supersede the successor trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders of Notes and accepted appointment in the manner hereinafter provided, any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by delivering or causing to be delivered such notice to the Holders of Notes as they appear on the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

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Section 7.09. Acceptance of Appointment By Successor Trustee.

(a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 7.06.

(b) In case of the appointment hereunder of a successor Trustee, the Issuer, the retiring Trustee and each successor Trustee shall execute and deliver an indenture supplemental hereto, pursuant to Article Ten hereof, wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee to which the appointment of such successor Trustee relates; but, on request of the Issuer or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 7.09, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

Section 7.10. Merger, Conversion, Consolidation or Succession to Business.

Any legal entity into which the Trustee may be merged or converted or with which it may be consolidated, or any legal entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any legal entity succeeding to all or substantially all of the trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such legal entity shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

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Section 7.11. Appointment of Authenticating Agent.

At any time when any of the Notes remain outstanding, the Trustee may appoint an authenticating agent or agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon exchange, registration of transfer or partial repayment thereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent shall be acceptable to the Issuer and shall at all times be a bank or trust company or other legal entity organized and doing business and in good standing under the laws of the United States of America or of any state or the District of Columbia, authorized under such laws to act as authenticating agent which Person shall be eligible to serve as Trustee pursuant to the Trust Indenture Act with a combined capital and surplus of at least the amount required under the Trust Indenture Act, and subject to supervision or examination by Federal or state authorities. If such authenticating agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.11, the combined capital and surplus of such authenticating agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an authenticating agent shall cease to be eligible in accordance with the provisions of this Section 7.11, such authenticating agent shall resign immediately in the manner and with the effect specified in this Section 7.11.

Any legal entity into which an authenticating agent may be merged or converted or with which it may be consolidated, or any legal entity resulting from any merger, conversion or consolidation to which such authenticating agent shall be a party, or any legal entity succeeding to the agency or trust business of an authenticating agent, shall continue to be an authenticating agent, provided such legal entity shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the authenticating agent.

An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an authenticating agent by giving written notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such authenticating agent shall cease to be eligible in accordance with the provisions of this Section 7.11, the Trustee may appoint a successor authenticating agent which shall be acceptable to the Issuer and shall give notice of such appointment to all Holders of Notes by delivering or causing to be delivered such notice to the Holders of Notes as they appear on the Note Register. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent herein. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to each authenticating agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section.

If an appointment is made pursuant to this Section 7.11, the Notes may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

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GLAS TRUST COMPANY LLC,
as Trustee

By:
as Authenticating Agent

By:
Authorized Signatory

Dated: _____________

Section 7.12. Certain Duties and Responsibilities of the Trustee.

(a) With respect to the Notes, except during the continuance of an Event of Default with respect to the Notes:

(1)	the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)	the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions therein upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but shall not be under any duty to verify the contents or accuracy thereof.

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own gross negligence or willful misconduct, except that:

(1)	this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(3)	the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4)	no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

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(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.12.

ARTICLE 8
THE NOTEHOLDERS

Section 8.01. Action by Noteholders.

Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of Notes voting in favor thereof at any meeting of Noteholders, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Issuer or the Trustee solicits the taking of any action by the Holders of the Notes, the Issuer or the Trustee may fix in advance of such solicitation a date as the record date for determining Holders entitled to take such action. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Noteholders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Noteholders of record at the Close of Business on such record date shall be deemed to be Noteholders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Noteholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

Section 8.02. Proof of Execution by Noteholders.

Subject to the provisions of Sections 7.02 and 7.12, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note Registrar.

Section 8.03. Absolute Owners.

The Issuer, the Trustee, any Paying Agent, any Exchange Agent and any Note Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Issuer or any Note Registrar) for the purpose of receiving payment of or on account of the principal of (including the repurchase price upon repurchase pursuant to Article 3) and Interest on such Note, for exchange of such Note and for all other purposes; and neither the Issuer nor the Trustee nor any Paying Agent nor any exchange agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

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Section 8.04. Issuer-Owned Notes Disregarded.

In determining whether the Holders of the requisite aggregate principal amount of Notes have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture or whether a quorum is present at a meeting of Noteholders, Notes which are owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or any other obligor on the Notes, as such ownership shall be reflected on the Note Register, shall be disregarded and deemed not to be outstanding for the purpose of any such determination. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Issuer, any other obligor on the Notes or any Affiliate of the Issuer or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons, and, subject to Section 7.12, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05. Revocation of Consents; Future Holders Bound.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note which is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE 9
SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Noteholders.

Without the consent of any Holder, the Issuer (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into an indenture or indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)	to conform the terms of this Indenture or the Notes to the description thereof in the Offering Memorandum;

(2)	to evidence the succession by a successor entity to the Issuer as obligor or the Guarantors as guarantors and to provide for the assumption by a successor entity of the Issuer’s obligations under this Indenture;

(3)	to add guarantees with respect to the Notes;

(4)	to release a Subsidiary Guarantor from its obligations under the Guarantees or this Indenture in accordance with this Indenture;

(5)	to secure the Notes;

(6)	to issue additional Notes pursuant to Section 2.01;

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(7)	to add to the Issuer’s covenants or events of default such further covenants, events of default, restrictions or conditions for the benefit of the Holders (or any other holders) or to otherwise make changes that would provide additional rights to the Holders, or to surrender any right or power conferred upon the Issuer;

(8)	to cure any ambiguity, defect or inconsistency in this Indenture or the Notes, or to make any other change that does not adversely affect the legal rights of any Holder in any material respect as evidenced by an Officers’ Certificate;

(9)	to provide for a successor Trustee;

(10)	to comply with the applicable procedures of the Depositary; or

(11)	in connection with any transaction described under Article 13, provide that the Notes are exchangeable for Reference Property, subject to the provisions described under Section 13.07 and make certain related changes to the terms of the Notes to the extent expressly required by this Indenture.

Upon the written request of the Issuer, accompanied by an Officers’ Certificate and Opinion of Counsel stating that such amendment is authorized or permitted by the Indenture and is legally valid, binding and enforceable against the Issuer and the Guarantors and a copy of the resolutions of the Board of Directors certified by the General Partner’s Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Issuer and the General Partner in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Issuer and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02. Supplemental Indenture With Consent of Noteholders.

With the consent (evidenced as provided in Article 8) of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes affected by such supplemental indenture, including without limitation consents obtained in connection with a purchase of, or tender or exchange offer for, Notes, the Issuer, when authorized by a Board Resolutions, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(1)	reduce the percentage in aggregate principal amount of Notes outstanding necessary to waive any past Default or Event of Default;

(2)	reduce the rate of interest on any Note or change the time for payment of interest on any Note;

(3)	reduce the principal of any Note or change the Maturity Date of any Note;

(4)	change the place or currency of payment on any Note;

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(5)	make any change that impairs or adversely affects the exchange rights of any Notes;

(6)	reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the rights of the Holders of the Notes the Issuer’s obligation to pay the Fundamental Change Repurchase Price, whether through an amendment or waiver of provisions in the covenants, definitions related thereto or otherwise;

(7)	impair the right of any Holder of Notes to receive payment of principal of, and interest, if any, on, its Notes, or the right to receive the consideration due upon exchange of its Notes on or after the due dates therefore or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such Holder’s Notes;

(8)	modify the ranking provisions of this Indenture in a manner that is adverse to the rights of the Holders of the Notes; or

(9)	make any change to the provisions of this Article 9 that requires each Holder’s consent or in the waiver provisions if such change is adverse to the rights of Holders of the Notes.

It shall not be necessary for any act or consent of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act or consent shall approve the substance thereof. The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Upon the written request of the Issuer, accompanied by an Officers’ Certificate and Opinion of Counsel stating that such amendment is authorized or permitted by the Indenture and is legally valid, binding and enforceable against the Issuer and the Guarantors and a copy of the Board Resolution authorizing the execution of any supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Section 9.03. Notation on Notes.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 7.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

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Section 9.04. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee.

Prior to entering into any supplemental indenture pursuant to this Article 9, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 9 and is otherwise authorized or permitted by this Indenture.

Section 9.05. Notice of Amendment or Supplement.

After an amendment or supplement under this Article 9 becomes effective, the Issuer shall provide to the Holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement. In addition, any such amendment filed with the Commission through the EDGAR system (or any successor thereto) shall be deemed to have been sent to the Holders for purposes of this Section 9.05.

ARTICLE 10
CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 10.01. Issuer May Consolidate on Certain Terms.

Subject to the provisions of this Article 10, the Issuer shall not amalgamate or consolidate with, merge with or into or convey, transfer or lease its properties and assets substantially as an entirety to another Person, unless:

(1)	the Issuer shall be the surviving Person or the resulting, surviving or transferee Person (the “Successor Company”), if not the Issuer, shall be organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Issuer) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Issuer under the Notes and this Indenture as applicable to the Notes; and

(2)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

Section 10.02. Issuer Successor to Be Substituted.

In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of (including any Fundamental Change Repurchase Price), accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon exchange of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Issuer under this Indenture, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such Successor Company instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such amalgamation, consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Issuer” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 10 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

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In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 10.03. Opinion of Counsel to be Given to Trustee.

In the case of any such amalgamation, merger, consolidation, conveyance, transfer or lease the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel stating that any such amalgamation, consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the provisions of this Article 10 and constitutes the legal, valid and binding obligations of the Issuer (subject to customary exceptions and assumptions).

ARTICLE 11
SATISFACTION AND DISCHARGE OF INDENTURE

Section 11.01. Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders of the Notes to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders of the Notes, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, upon demand of and at the expense of the Issuer, shall execute instruments in form and substance satisfactory to the Trustee and the Issuer acknowledging satisfaction and discharge of this Indenture when:

(a) either

(1)	all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06, and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 11.03) have been delivered to the Trustee for cancellation; or

(2)	all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee, a Paying Agent or the Exchange Agent (other than the Issuer or any of its Affiliates), as applicable, as trust funds in trust cash and/or shares of Common Stock (as applicable under the terms of this Indenture) in an amount sufficient to pay and discharge (without the necessity of investing such amount of cash deposited) the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and Interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Fundamental Change Repurchase Date, as the case may be;

(b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

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(c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Section 11.02. Application of Trust Funds.

All money deposited with the Trustee pursuant to Section 11.01 shall be held in trust, uninvested, and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any Interest for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law. All moneys deposited with the Trustee (and held by it or any Paying Agent) for the payment of Notes subsequently exchanged shall be returned to the Issuer upon request.

Section 11.03. Return of Unclaimed Monies.

Subject to the restrictions of applicable law, the Trustee and each Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or Interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may, at the expense of the Issuer, either publish in a newspaper of general circulation in the City of New York, or cause to be mailed to each Holder entitled to such money, notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) calendar days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and each Paying Agent shall be relieved of all liability with respect to such money.

Section 11.04. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article 11 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 11 until such time as the Trustee or Paying Agent is permitted to apply all money held in trust with respect to the Notes; provided, however, that if the Issuer makes any payment of principal of or Interest on any Notes following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of the Notes to receive such payment from the money so held by the Trustee or Paying Agent in trust.

ARTICLE 12
IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS

Section 12.01. Indenture and Notes Solely Corporate Obligations.

Except as otherwise expressly provided in Article 15, no recourse for the payment of the principal of (including the repurchase price upon repurchase pursuant to Article 3) or Interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer (i) in this Indenture or in any supplemental indenture or (ii) in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the General Partner, the Issuer or any of the General Partner’s or Issuer’s subsidiaries or of any successor thereto, either directly or through the General Partner, the Issuer or any of the General Partner’s or Issuer’s subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture, and the issue of the Notes.

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ARTICLE 13
EXCHANGE OF NOTES

Section 13.01. Right to Exchange.

(a) Upon compliance with the provisions of this Indenture, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, each Holder of a Note not previously repurchased shall have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof) of such Note at the Exchange Rate per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 13.03, the “Exchange Obligation”).

(b) Notwithstanding any other provision of the Notes or this Indenture, no Holder of Notes will be entitled to receive Common Stock following exchange of such Notes to the extent that receipt of such Common Stock would cause such Holder (after application of certain constructive ownership rules) to exceed the ownership limits contained in the General Partner’s charter. If any delivery of shares of Common Stock owed to a Holder upon exchange of Notes is not made, in whole or in part, as a result of the limitations described in this Section 13.01(b), the Issuer’s obligation to make such delivery shall not be extinguished and the Issuer shall deliver such shares as promptly as practicable after any such exchanging Holder gives notice to the Issuer that such delivery would not result in it being the beneficial or constructive owner of more than 9.8% (by value or number, whichever is more restrictive) of the shares of Common Stock or of the General Partner’s Capital Stock, outstanding at such time.

(c) A Note in respect of which a Holder has delivered a Fundamental Change Repurchase Notice exercising such Holder’s right to require the Issuer to repurchase such Note pursuant to Section 3.02 may be exchanged only if such Fundamental Change Repurchase Notice is properly withdrawn in accordance with, and within the time periods set forth in, this Indenture.

Section 13.02 Exchange Procedures.

(a) Subject to this Section 13.02, before any Holder of a Note shall be entitled to exchange a Note as set forth above, such Holder shall (1) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 13.02(f) and (2) in the case of a Note in definitive form (i) complete and manually sign an irrevocable notice as set forth in the Form of Exchange Notice attached as Attachment 2 to the Form of Note attached as Exhibit A hereto (the “Exchange Notice”), (ii) deliver the Exchange Notice at the office of the Exchange Agent and state in writing therein the principal amount of Notes to be exchanged and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Exchange Obligation to be registered, (iii) surrender such Notes, duly endorsed to the Issuer or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Exchange Agent, (iv) if required, furnish appropriate endorsements and transfer documents (v) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 13.02(f) and (vi) provide a Form W-9 or such other appropriate tax withholding document. The Trustee (and if different, the Exchange Agent) shall notify the Issuer of any exchange pursuant to this Article 13 on the Exchange Date for such exchange. No Exchange Notice with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Issuer in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 3.03.

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If more than one Note shall be surrendered for exchange at one time by the same Holder, the Exchange Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(b) A Note shall be deemed to have been exchanged immediately prior to the Close of Business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in subsection (a) above. Except as set forth in Section 13.03(a) and 13.05(a), the Issuer shall pay or deliver, as the case may be, the consideration due in respect of the Exchange Obligation on the third Business Day immediately following the relevant Exchange Date, if the Issuer elects Physical Settlement, or on the third Business Day immediately following the last Trading Day of the Cash Settlement Averaging Period, in the case of any other Settlement Method. If any shares of Common Stock are due to an exchanging Holder, the General Partner shall issue or cause to be issued, and deliver (if applicable) to the Exchange Agent or to such Holder, or such Holder’s nominee or nominees, the full number of shares of Common Stock to which such Holder shall be entitled, in book-entry format through the Depositary, in satisfaction of the Issuer’s Exchange Obligation.

Each exchange shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for exchange at the Close of Business on the applicable Exchange Date; provided, however, that the person in whose name any shares of Common Stock shall be deliverable upon exchange shall be treated as a holder of record of such shares as of the Close of Business on (i) the relevant Exchange Date (in the case of Physical Settlement) or (ii) the last Trading Day of the relevant Cash Settlement Averaging Period (in the case of Combination Settlement), as the case may be. At the Close of Business on the Exchange Date for a Note, the exchanging Holder shall no longer be the Holder of such Note.

(d) Physical Notes. If any Note in definitive form in a denomination greater than $1,000 shall be surrendered for partial exchange, the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Notes so surrendered a new Note or Notes in definitive form in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Note, without payment of any service charge by the exchanging Holder, but, if required by the Issuer or the Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange being different from the name of the Holder of the old Notes surrendered for such exchange.

(e) Global Notes. Upon the exchange of a beneficial interest in a Global Note, the Trustee or the Custodian at the direction of the Trustee, shall make a notation on such Global Note in its records as to the reduction in the principal amount represented thereby. The Issuer shall notify the Trustee in writing of any exchanges of Notes effected through any Exchange Agent other than the Trustee.

(f) Interest Due Upon Exchange. Upon exchange, a Holder shall not receive any separate cash payment or additional shares of Common Stock representing accrued and unpaid Interest or Additional Interest, if any, except as set forth below. The Issuer’s settlement of the full Exchange Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, on the Note, to, but not including, the relevant Exchange Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon exchange of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such exchange. Notwithstanding the foregoing, if Notes are exchanged after the Close of Business on a Regular Record Date for the payment of Interest, but prior to the Open of Business on the immediately following Interest Payment Date, Holders of such Notes as of the Close of Business on such Regular Record Date will receive the full amount of Interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange. However, Notes surrendered for exchange during the period from the Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so exchanged on the corresponding Interest Payment Date (regardless of whether the exchanging Holder was the holder of record on the corresponding Regular Record Date); provided that no such payment shall be required (1) for exchanges following the Regular Record Date immediately preceding the Maturity Date; (2) if the Issuer has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (3) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of exchange with respect to such Note. For the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date and any Fundamental Change Repurchase Date shall receive the full Interest payment due on the Maturity Date or other applicable Interest Payment Date in cash regardless of whether their Notes have been exchanged following such Regular Record Date.

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In no event will a Holder be entitled to receive any dividend or other distribution with respect to any Common Stock issued on exchange of such Holder’s Notes if the applicable Exchange Date is after the record date for such dividend or distribution. Prior to the settlement of any exchange in accordance with this Section 13.02, a Holder shall not be the owner of any Common Stock issuable upon exchange of such Holder’s Notes.

(g) Taxes Due upon Exchange. If a Holder submits a Note for exchange, the Issuer shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon exchange on the Notes, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Exchange Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

Section 13.03 Settlement Upon Exchange.

(a) Settlement Amount. Subject to this Section 13.03(a), Section 13.03(b) and Section 13.07(a), upon exchange of any Note, the Issuer shall pay or deliver, as the case may be, to the exchanging Holder, in respect of each $1,000 principal amount of Notes being exchanged, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (b) of this Section 13.03 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (b) of this Section 13.03 (“Combination Settlement”), at its election, as set forth in this Section 13.03.

All exchanges for which the relevant Exchange Date occurs on or after November 21, 2023, shall be settled using the same Settlement Method. Except for any exchanges for which the relevant Exchange Date occurs on or after November 21, 2023, the Issuer shall use the same Settlement Method for all exchanges occurring on the same Exchange Date, but the Issuer shall not have any obligation to use the same Settlement Method with respect to exchanges with different Exchange Dates.

If, in respect of any Exchange Date, the Issuer elects a Settlement Method, the Issuer will deliver a written notice (the “Settlement Notice”) to the Trustee and the Exchange Agent (if other than the Trustee) and the exchanging Holders (through the Exchange Agent) of the relevant Settlement Method in respect of such Exchange Date no later than the Close of Business on the second Trading Day immediately following the relevant Exchange Date (or, in the case of any exchanges for which the relevant Exchange Date occurs on or after November 21, 2023, no later than November 21, 2023). If the Issuer does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Issuer shall no longer have the right to elect Cash Settlement or Physical Settlement with respect to that Exchange Date and the Issuer shall be deemed to have elected Combination Settlement in respect of its Exchange Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes. If the Issuer delivers a Settlement Notice electing Combination Settlement in respect of its Exchange Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000.

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The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any exchange of Notes (the “Settlement Amount”) shall be computed as follows:

(1)	if the Issuer elects to satisfy its Exchange Obligation in respect of such exchange by Physical Settlement, the Issuer shall deliver to the exchanging Holder a number of shares of Common Stock equal to (A)(i) the aggregate principal amount of Notes to be exchanged divided by (ii) $1,000, multiplied by (B) the Exchange Rate in effect on the Exchange Date (plus cash in lieu of any fractional share of Common Stock issuable on exchange as set forth in Section 13.03(b));

(2)	if the Issuer elects to satisfy its Exchange Obligation in respect of such exchange by Cash Settlement, the Issuer shall pay to the exchanging Holder, in respect of each $1,000 principal amount of Notes being exchanged, cash in an amount equal to the sum of the Daily Exchange Values for each of the 20 consecutive Trading Days during the related Cash Settlement Averaging Period; and

(3)	if the Issuer elects (or is deemed to have elected) to satisfy its Exchange Obligation in respect of such exchange by Combination Settlement, the Issuer shall pay or deliver, as the case may be, to the exchanging Holder, in respect of each $1,000 principal amount of Notes being exchanged, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the related Cash Settlement Averaging Period (plus cash in lieu of any fractional share of Common Stock issuable upon exchange as set forth in Section 13.03(b)).

In the case of Cash Settlement or Combination Settlement, the Daily Settlement Amounts (if applicable) and the Daily Exchange Values (if applicable) shall be determined by the Issuer promptly following the last day of the Cash Settlement Averaging Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Issuer shall notify the Trustee and the Exchange Agent (if other than the Trustee) in writing of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Exchange Agent (if other than the Trustee) shall have no responsibility for calculating the Daily Exchange Value or any other settlement calculations.

Notwithstanding the foregoing, if any information required to calculate the Settlement Amount deliverable is not available as of the applicable settlement date, the Issuer will deliver the additional shares of Common Stock resulting from such adjustment on the third Trading Day after the earliest Trading Day on which such calculation can be made.

(b) Fractional Shares. Notwithstanding the foregoing, the Issuer will not issue fractional shares of Common Stock as part of the Settlement Amount due with respect to any exchanged Note in respect of which shares of Common Stock are deliverable. Instead, if any such Settlement Amount includes a fraction of a share of Common Stock, the Issuer will, in lieu of delivering such fraction of a share of Common Stock, pay an amount of cash equal to the product of (i) such fraction of a share and (ii) the Daily VWAP of the Common Stock on the relevant Exchange Date (in the case of Physical Settlement) or on the last Trading Day of the applicable Cash Settlement Averaging Period (in the case of Combination Settlement), subject in each case to the following paragraph. For each Note surrendered for Exchange, if the Issuer has elected Combination Settlement, the full number of shares that shall be issued upon exchange thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Cash Settlement Averaging Period and any fractional shares remaining after such computation shall be paid in cash.

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If a Holder surrenders more than one Note for exchange on a single Exchange Date, the Issuer will calculate the amount of cash and the number of shares of Common Stock due with respect to such Notes as if such Holder had surrendered for exchange one Note having an aggregate principal amount equal to the sum of the principal amounts of each of the Notes surrendered for exchange by such Holder on such Exchange Date.

(d) Notices. Whenever an Exchange Date occurs with respect to a Note, the Exchange Agent will (provided it has received an Exchange Notice from the Depositary or the Holder), as promptly as possible, and in no event later than the second Business Day immediately following such Exchange Date, deliver to the Issuer and the Trustee, if it is not then the Exchange Agent, notice that an Exchange Date has occurred, which notice will state such Exchange Date, the principal amount of Notes exchanged on such Exchange Date and the names of the Holders that exchanged Notes on such Exchange Date.

Section 13.04. Adjustment of Exchange Rate.

The Exchange Rate will be adjusted as described in this Section 13.04, except that the Issuer shall not make any adjustment to the Exchange Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and as a result of holding the Notes, in any of the transactions described below without having to exchange their Notes, as if they held a number of shares of Common Stock equal to the applicable Exchange Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the General Partner exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the General Partner effects a share split or share combination, the Exchange Rate will be adjusted based on the following formula:

ER1	=	ER0 x OS1
OS0

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

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Any adjustment made under this Section 13.04(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 13.04(a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the General Partner issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock, at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate will be increased based on the following formula:

ER1	=	ER0 x OS0 + X
OS0 + Y

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 13.04(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered upon the exercise of such rights, options or warrants, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, or if such rights, options or warrants are not exercised prior to their expiration, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 13.04(b), in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at a price per share less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the General Partner for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

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(c) If the General Partner distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the General Partner or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(1)	dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to Section 13.04(a) or (b) hereof;

(2)	dividends or distributions paid exclusively in cash as to which the provisions set forth below in Section 13.04(d) hereof shall apply; and

(3)	Spin-Offs as to which the provisions set forth below in this Section 13.04(c) shall apply;

then the Exchange Rate shall be increased based on the following formula:

ER1	=	ER0 x SP0
SP0 - FMV

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the shares of the General Partner’s Capital Stock, evidences of the General Partner’s indebtedness, other assets or property of the General Partner or rights, options or warrants to acquire the General Partner’s Capital Stock or other securities distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of the General Partner’s Capital Stock, evidences of the General Partner’s indebtedness, other assets or property of the General Partner or rights, options or warrants to acquire the General Partner’s Capital Stock or other securities that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Exchange Rate in effect on the Ex-Dividend Date for the distribution.

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Any increase made under the portion of this Section 13.04(c) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 13.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate will be increased based on the following formula:

ER1	=	ER0 x FMV0 + MP0
MP0

where,

ER0	=	the Exchange Rate in effect immediately prior to the end of the Valuation Period (as defined below);

ER1	=	the Exchange Rate in effect immediately after the Open of Business on the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading-Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

The adjustment to the applicable Exchange Rate under the preceding paragraph of this Section 13.04(c) will be made immediately after the Open of Business on the day after the last Trading Day of the Valuation Period, but will be given effect as of the Open of Business on the Ex-Dividend Date for the Spin-Off. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any exchange, references within this Section 13.04(c) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected Daily Exchange Values in respect of that exchange, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Cash Settlement Averaging Period. For purposes of determining the applicable Exchange Rate, in respect of any exchange during the 10 Trading Days commencing on the Ex-Dividend Date for any Spin-Off, references within the portion of this Section 13.04(c) related to “Spin-Offs” to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the relevant Exchange Date.

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For purposes of this Section 13.04(c) (and subject in all respects to Section 13.04(g)), rights, options or warrants distributed by the General Partner to all holders of the Common Stock entitling them to subscribe for or purchase shares of the General Partner’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 13.04(c) (and no adjustment to the Exchange Rate under this Section 13.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 13.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 13.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 13.04(a), Section 13.04(b) and this Section 13.04(c), if any dividend or distribution to which this Section 13.04(c) is applicable also includes one or both of:

(A)       a dividend or distribution of shares of Common Stock to which Section 13.04(a) is applicable (the “Clause A Distribution”); or

(B)       a dividend or distribution of rights, options or warrants to which Section 13.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 13.04(c) is applicable (the “Clause C Distribution”) and any Exchange Rate adjustment required by this Section 13.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 13.04(a) and Section 13.04(b) with respect thereto shall then be made, except that, if determined by the Issuer (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date” within the meaning of Section 13.04(a) or “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 13.04(b).

(d) If the General Partner makes any cash dividend or distribution to all or substantially all holders of the Common Stock, to the extent that the aggregate of all such cash dividends or distributions paid in any quarter exceeds the Dividend Threshold Amount (as defined below) for such quarter, the Exchange Rate shall be adjusted based on the following formula:

ER1	=	ER0 x (SP0 - DTA)
(SP0 – C)

where,

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ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

DTA	=	the “Dividend Threshold Amount,” which shall initially be $0.35 per share per quarter; and

C	=	the amount in cash per share that the General Partner distributes to all or substantially all holders of the Common Stock.

The Dividend Threshold Amount is subject to adjustment on an inversely proportional basis whenever the Exchange Rate is adjusted other than adjustments made pursuant to this Section 13.04(d). If an adjustment is required to be made as set forth in this Section 13.04(d) as a result of a distribution that is not a regular quarterly dividend, the Dividend Threshold Amount will be deemed to be zero with respect to that particular adjustment.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Exchange Rate on the Ex-Dividend Date for such cash dividend or distribution.

Any increase made under this Section 13.04(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the General Partner or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Exchange Rate shall be increased based on the following formula:

ER1	=	ER0 x AC + (SP1 x OS1)
OS0 x SP1

where,

ER0	=	the Exchange Rate in effect immediately prior to the Close of Business on the Expiration Date;

ER1	=	the Exchange Rate in effect immediately after the Close of Business the Expiration Date;

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AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the expiration time of the tender or exchange offer on the Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the expiration time of the tender or exchange offer on the Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the applicable Exchange Rate under the preceding paragraph of this Section 13.04(e) will be given effect at the Open of Business on the Trading Day next succeeding the Expiration Date. If the Trading Day next succeeding the Expiration Date is less than 10 Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any exchange, references within this Section 13.04(e) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected Daily Exchange Values in respect of that exchange, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Cash Settlement Averaging Period. For purposes of determining the applicable Exchange Rate, in respect of any exchange during the 10 Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this Section 13.04(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the relevant Exchange Date.

(f) Special Settlement Provisions. Notwithstanding anything to the contrary herein with respect to exchanged Notes as to which Combination Settlement is applicable, if a Holder exchanges a Note and the Daily Settlement Amount for any Trading Day during the Cash Settlement Averaging Period applicable to such Note:

(1)	is calculated based on an Exchange Rate adjusted on account of any event described in Sections 13.04(a) through (e) hereof; and

(2)	includes any shares of Common Stock that, but for this provision, would entitle their holder to participate in such event;

then, although the Issuer will otherwise treat such Holder as the holder of record of such shares of Common Stock on the last Trading Day of such Cash Settlement Averaging Period, the Issuer will not permit such Holder to participate in such event on account of such shares of Common Stock.

In addition, if a Holder exchanges a Note to which Cash Settlement or Combination Settlement is applicable and:

(1)	the record date, effective date or Expiration Date for any event that requires an adjustment to the Exchange Rate under any of Sections 13.04(a) through (e) hereof occurs:

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(A)	on or after the first Trading Day of such Cash Settlement Averaging Period; and

(B)	on or prior to the last Trading Day of such Cash Settlement Averaging Period; and

(2)	the Daily Settlement Amount for any Trading Day in such Cash Settlement Averaging Period that occurs on or prior to such record date, effective date or Expiration Date:

(A)	includes shares of the Common Stock that do not entitle their holder to participate in such event; and

(B)	is calculated based on an Exchange Rate that is not adjusted on account of such event;

then, on account of such exchange, the Issuer will, on such record date, effective date or Expiration Date, treat such Holder, as a result of having exchanged such Notes, as though it were the record holder of a number of shares of Common Stock equal to the total number of shares of Common Stock that:

(1)	are deliverable as part of the Daily Settlement Amount:

(A)	for a Trading Day in such Cash Settlement Averaging Period that occurs on or prior to such record date, effective date or Expiration Date; and

(B)	is calculated based on an Exchange Rate that is not adjusted for such event; and

(2)	if not for this provision, would not entitle such Holder to participate in such event.

Notwithstanding anything to the contrary herein, if an Exchange Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder that has exchanged its Notes on or after such Ex-Dividend Date and on or prior to the related Regular Record Date would be treated as the record holder of shares of Common Stock as of the related Exchange Date in accordance with the provisions of Section 13.02(b) based on an adjusted Exchange Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Exchange Rate adjustment provisions, the Exchange Rate adjustment relating to such Ex-Dividend Date will not be made for such exchanging Holder. Instead, such Holder will be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Poison Pill. Whenever a Holder exchanges a Note, to the extent that the General Partner has a rights plan in effect, the Holder exchanging such Note will receive, in addition to any shares of Common Stock received in connection with such exchange, if any, the rights under the rights plan. However, if, prior to exchange, the rights have separated from the Common Stock in accordance with the provisions of the applicable rights plan, the Exchange Rate will be adjusted at the time of separation as if the General Partner distributed to all or substantially all holders of the Common Stock, shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 13.04(c) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(i) Deferral of Adjustments. Notwithstanding anything to the contrary herein, except on and after the first Trading Day of any Cash Settlement Averaging Period with respect to a Note and on or prior to the last Trading Day of such Cash Settlement Averaging Period, the Issuer will not be required to adjust the Exchange Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the Effective Date for any Make-Whole Fundamental Change, (ii) the first Trading Day of any Cash Settlement Averaging Period and (iii) if the Issuer elects to satisfy its Exchange Obligation solely in shares of Common Stock, upon any exchange of Notes. In addition, the Issuer shall not account for such deferrals when determining what number of shares of Common Stock a Holder would have held on a given day had it exchanged its Notes.

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(i) Limitation on Adjustments. Except as stated in this Section 13.04, the Issuer will not adjust the Exchange Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. If, however, the application of the formulas in Sections 13.04(a) through (e) hereof would result in a decrease in the Exchange Rate, then, except to the extent of any readjustment to the Exchange Rate, no adjustment to the Exchange Rate will be made (other than as a result of a reverse share split, share combination or readjustment).

Notwithstanding anything to the contrary herein, the Exchange Rate will not be adjusted:

(1)	on account of stock repurchases that are not tender offers referred to in Section 13.04(e) hereof, including structured or derivative transactions, or transactions pursuant to a stock repurchase program approved by the Board of Directors or otherwise;

(2)	upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Issuer’s or the General Partner’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(3)	upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by the Issuer, the General Partner or any of their subsidiaries;

(4)	upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (3) and outstanding as of the date the Notes were first issued;

(5)	for a change in the par value of the Common Stock;

(6)	for accrued and unpaid interest on the Notes, if any; or

(7)	for an event otherwise requiring an adjustment under this Indenture if such event is not consummated.

(j) For purposes of this Section 13.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the General Partner so long as the General Partner does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the General Partner.

(k) Whenever the Issuer is required to calculate the Exchange Rate, or any adjustment thereto, the Issuer will do so to the nearest 1/10,000th of a share of Common Stock.

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Section 13.05 Discretionary and Voluntary Adjustments.

(a) Discretionary Adjustments. Whenever any provision of this Indenture requires the Issuer to calculate the Last Reported Sale Prices, the Daily VWAPs or any function thereof over a span of multiple days (including, without limitation, during a Cash Settlement Averaging Period), the Board of Directors will make appropriate adjustments to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Effective Date, Ex-Dividend Date or Expiration Date of the event occurs, at any time during the period when such Last Reported Sale Prices, the Daily VWAPs or function thereof is to be calculated. For the avoidance of doubt, the trustee and exchange agent shall not be responsible for calculating any of the calculations specified above.

(b) Voluntary Adjustments. In addition to those adjustments required by Sections 13.04(a) through (e) hereof, and to the extent permitted by applicable law and subject to the applicable rules of the NYSE or any other securities exchange or market on which the Common Stock is then listed, the Issuer from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Issuer’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of the NYSE or any other securities exchange or market on which the Common Stock is then listed, the Issuer may (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Exchange Rate is increased pursuant to either of the preceding two sentences, the Issuer shall deliver to the Holder of each Note a notice of the increase at least 15 days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

Section 13.06 Adjustment to Exchange Rate Upon Exchange in Connection with a Make-Whole Fundamental Change.

(a) Increase in the Exchange Rate. If a Make-Whole Fundamental Change occurs and a Holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change, the Issuer shall, under certain circumstances, increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 13.06. An exchange of Notes shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the relevant Exchange Notice is received by the Exchange Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Repurchase Date or, if such Make-Whole Fundamental Change is not a Fundamental Change, the 35th Business Day immediately following the Effective Date for such Make-Whole Fundamental Change.

(b) Cash Mergers. Notwithstanding anything to the contrary herein, if the consideration paid to holders of the Common Stock in any Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change is comprised entirely of cash, then, for any exchange of Notes following the Effective Date of such Make-Whole Fundamental Change, the Settlement Amount shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of exchanged Notes equal to the applicable Exchange Rate (including any adjustment for Additional Shares as described in this Section 13.06), multiplied by such Stock Price. In such event, the Issuer will pay such amount of cash to an exchanging Holder on the third Business Day following the applicable Exchange Date. Otherwise, the Issuer will settle any exchange of Notes following the Effective Date for a Make-Whole Fundamental Change in accordance with Section 13.04 hereof (but subject to Section 13.07 hereof).

(c) Determining the Number of Additional Shares. The number of Additional Shares, if any, by which the Exchange Rate will be increased for a Holder that exchanges its Notes in connection with a Make-Whole Fundamental Change shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

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(d) Interpolation and Limits. The exact Stock Prices and Effective Dates may not be set forth in the table attached as Schedule A, in which case:

(1)	if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(2)	if the Stock Price is greater than $170.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table attached as Schedule A pursuant to subsection (e) below), no additional shares will be added to the Exchange Rate; or

(3)	if the Stock Price is less than $60.50 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table attached as Schedule A pursuant to subsection (e) below), no additional shares will be added to the Exchange Rate.

Notwithstanding the foregoing, in no event will the Exchange Rate be increased on account of a Make-Whole Fundamental Change to exceed 16.52888 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Exchange Rate is required to be adjusted as set forth in Section 13.05 hereof.

(e) Adjustments to Stock Prices. The Stock Prices set forth in the column headings of the table attached as Schedule A hereto shall be adjusted as of any date on which the Exchange Rate of the Notes is otherwise required to be adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Exchange Rate is required to be adjusted as set forth in Section 13.04. The Trustee and the Exchange Agent shall not be responsible for calculating any of the calculations set forth above.

Section 13.07. Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a) In the case of:

(1)	any recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment is made pursuant to Section 13.04(a));

(2)	any consolidation, merger or combination involving the Issuer or the General Partner;

(3)	any sale, lease or other transfer to a third party of the consolidated assets of the Issuer, the General Partner and their Subsidiaries substantially as an entirety; or

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(4)	any statutory share exchange;

and, in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of the Merger Event, the right to exchange each $1,000 principal amount of Notes shall be changed into a right to exchange such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Exchange Rate immediately prior to such Merger Event would have owned or been entitled to receive upon such Merger Event (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) and, prior to or at the effective time of such Merger Event, the Issuer or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.01 providing for such change in the right to exchange each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (A) the Issuer shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon exchange of Notes in accordance with Section 13.02 and (B) (i) any amount payable in cash upon exchange of the Notes in accordance with Section 13.02 shall continue to be payable in cash, (ii) any shares of Common Stock that the Issuer would have been required to deliver upon exchange of the Notes in accordance with Section 13.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (iii) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be exchangeable shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Merger Event, then for all exchanges for which the relevant Exchange Date occurs after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Exchange Rate in effect on the Exchange Date (as may be increased by any Additional Shares pursuant to Section 13.06), multiplied by the price paid per share of Common Stock in such Merger Event and (B) the Issuer shall satisfy the Exchange Obligation by paying cash to exchanging Holders on the third Business Day immediately following the relevant Exchange Date. The Issuer shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 13. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination of the foregoing) of a Person other than the successor or purchasing Person, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

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(b) When the Issuer executes a supplemental indenture pursuant to subsection (a) of this Section 13.07, the Issuer shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. The Issuer shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. Any such supplemental indenture filed with the Commission through the EDGAR system (or any successor thereto) shall be deemed to have been sent to the Holders for purposes of this Section 13.07.

(c) The Issuer shall not become a party to any Merger Event unless its terms are consistent with this Section 13.07. None of the foregoing provisions shall affect the right of a holder of Notes to exchange its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 13.01 and Section 13.02 prior to the effective date of such Merger Event.

(d) The above provisions of this Section shall similarly apply to successive Merger Events.

Section 13.08. Ownership Limit and Withholding.

(a) Notwithstanding any other provision of the Notes or this Indenture, no Holder of Notes will be entitled to receive Common Stock following exchange of such Notes to the extent that receipt of such Common Stock would cause such Holder (after application of certain constructive ownership rules) to exceed the ownership limits contained in the General Partner’s charter. If any delivery of shares of Common Stock owed to a Holder upon exchange of Notes is not made, in whole or in part, as a result of the limitations described in this Section 13.08(a), the Issuer’s obligation to make such delivery shall not be extinguished and the Issuer shall deliver such shares as promptly as practicable after any such exchanging Holder gives notice to the Issuer that such delivery would not result in it being the beneficial or constructive owner of (i) more than 9.8% in value of the General Partner’s outstanding shares of Capital Stock, or (ii) more than 9.8% in value or in number of shares, whichever is more restrictive, of the General Partner’s outstanding Common Stock.

(b) At the Maturity Date, upon earlier repurchase of the Notes or at any time a payment is made with respect to the Notes, and as otherwise required by law, the Issuer may deduct and withhold from such amount otherwise deliverable to the Holder the amount required to be deducted and withheld under applicable law, and such amount shall be deemed paid to such Holder for all purposes of this Indenture.

Section 13.09. Calculations in Respect of Notes.

Except as otherwise provided in this Indenture, the Issuer shall be responsible for making all calculations called for under the Notes and this Indenture. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes and the Exchange Rate of the Notes (including any adjustments thereto). The Issuer shall make all these calculations in good faith and, absent manifest error, the Issuer’s calculations shall be final and binding on Holders of Notes. The Issuer shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of the Issuer’s calculations without independent verification and neither shall have any liability or responsibility for the calculations or any information used to make such calculations. The Trustee will forward the Issuer’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Issuer. Neither the Trustee nor the Exchange Agent shall be responsible for determining whether any event has occurred that would cause an adjustment to the Exchange Rate. The Issuer shall deliver a notice to the Trustee and the Exchange Agent with respect to any Exchange Rate adjustment, on which notice the Trustee and the Exchange Agent may conclusively rely.

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ARTICLE 14
MEETINGS OF HOLDERS OF NOTES

Section 14.01. Purposes for Which Meetings May Be Called.

A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article 14 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes.

Section 14.02. Call, Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 14.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 16.03, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time the Issuer, pursuant to a Board Resolution, the General Partner, or the Holders of at least 25% in principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 14.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer, the General Partner or the Holders of Notes in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section 14.02.

Section 14.03. Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more outstanding Notes, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and the General Partner and their respective counsel.

Section 14.04. Quorum; Action.

The Persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum for a meeting of Holders of Notes; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Notes, the Persons entitled to vote such specified percentage in principal amount of the outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at the reconvening of any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting adjourned or further adjourned for lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the then outstanding Notes shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 14.02(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

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Except as limited by the proviso to Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the persons entitled to vote a majority in aggregate principal amount of the outstanding Notes represented at such meeting; provided, however, that, except as limited by the proviso to Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Notes.

Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section 14.04 shall be binding on all the Holders of Notes, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 14.04, if any action is to be taken at a meeting of Holders of Notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all outstanding Notes affected thereby:

(1)	there shall be no minimum quorum requirement for such meeting; and

(2)	the principal amount of the outstanding Notes that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

Section 14.05. Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 8.01 and the appointment of any proxy shall be proved in the manner specified in Section 8.01 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 8.01 to certify to the holding of the Notes. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 8.01 or other proof.

(b) The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer, the General Partner or by Holders of Notes as provided in Section 14.02(b), in which case the Issuer, the General Partner or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting.

(c) At any meeting each Holder of such Notes or proxy shall be entitled to one vote for each $1,000 principal amount of the outstanding Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of Notes or proxy.

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(d) Any meeting of Holders of Notes duly called pursuant to Section 14.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 14.06. Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 14.02 and, if applicable, Section 14.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer and the General Partner and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 15
GUARANTEES

Section 15.01. Guarantees.

(a) By its execution hereof, each Guarantor acknowledges that it receives substantial benefits from the Issuer and that the Guarantors are providing their Guarantees for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article 15, each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes, to the extent lawful, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, upon repurchase due to a Fundamental Change or otherwise, of the principal of (including the repurchase price upon repurchase pursuant to Article 3), premium, if any, and Interest on the Notes and all other obligations of the Issuer under this Indenture and the Notes (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Guarantor agrees (to the extent lawful) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article 15 notwithstanding any extension or renewal of any Guarantor Obligation.

(b) Each Guarantor waives (to the extent lawful) presentation to, demand of, and protest to the Issuer of any of the Guarantor Obligations and also waives (to the extent lawful) notice of protest for nonpayment. Each Guarantor waives (to the extent lawful) notice of any default under the Notes or the Guarantor Obligations.

(c) Each Guarantor further agrees that its Guarantee constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

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(d) The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent lawful) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by

(1)	the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other person under this Indenture, the Notes or any other agreement or otherwise;

(2)	any extension or renewal of any thereof;

(3)	any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture (other than the terms of this Guarantee), the Notes or any other agreement;

(4)	the release of any security held by any Holder or the Trustee for the Guarantor Obligations or any of them;

(5)	the failure of any Holder to exercise any right or remedy against any other Guarantor;

(6)	any change in the ownership of the General Partner or the Issuer;

(7)	any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or

(8)	any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

(e) Each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Guarantee in compliance with Section 15.03. Each Guarantor further agrees that its Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the General Partner or the Issuer or otherwise.

(f) In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, upon repurchase due to a Fundamental Change or otherwise, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

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(g) Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (i) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed and (ii) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of such Guarantors’ Guarantee.

(h) Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section 15.01.

(i) Neither the Issuer nor the Guarantors shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof and any such notation shall not be a condition to the validity of any Guarantee.

Section 15.02. Additional Guarantees.

If the Issuer or any Subsidiary Guarantor acquires or creates a Subsidiary, then such Subsidiary shall become a Subsidiary Guarantor and execute a supplemental indenture in the form attached as Attachment 1 to the Form of Note attached as Exhibit A hereto, and deliver (i) an Opinion of Counsel and (ii) an Officers’ Certificate satisfying the requirements of this Indenture within 45 days following the date on which it was acquired, created or otherwise became a Subsidiary (or such longer period as may be required to obtain any necessary approvals under applicable laws or other regulatory requirements). The General Partner and the Issuer shall use commercially reasonable efforts to obtain all approvals necessary to permit any Subsidiary to become a Subsidiary Guarantor as promptly as practicable.

Section 15.03. Limitation on Liability; Termination, Release and Discharge.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b) A Guarantee of a Guarantor shall be automatically and unconditionally released and discharged, and each Guarantor and its obligations under the Guarantee and this Indenture shall be released and discharged:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (by way of merger, consolidation, or otherwise) to a Person that is not (either before or after giving effect to such transaction) the General Partner, the Issuer or a Subsidiary Guarantor;

(2)	in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the General Partner, the Issuer or a Subsidiary Guarantor; or

(3)	satisfaction and discharge of this Indenture pursuant to Article 11 of this Indenture.

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Section 15.04. Right of Contribution.

(a) Each Guarantor agrees that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) in respect of the Guarantor Obligations, such Funding Guarantor shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the relative net worth of each Guarantor (including the Funding Guarantor) as of the date of such payment or distribution for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Guarantor Obligations. The provisions of this Section 15.04 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

(b) Any request, direction, order or demand which by any provision of this Indenture is to be made by the Guarantors shall be sufficient if evidenced as described in Section 16.03 hereof as if references therein to the Issuer were references to the Guarantors.

(c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on the Guarantors may be given or served as described in Section 16.03 hereof as if references therein to the Issuer were references to the Guarantors.

(d) Upon any demand, request or application by the Guarantors to the Trustee to take any action under this Indenture, the Guarantors shall furnish to the Trustee such certificates and opinions as are required in Section 16.05 hereof as if all references therein to the Issuer were references to the Guarantors.

Section 15.05. No Subrogation.

Notwithstanding any payment or payments made by any Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuer or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Guarantor Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

ARTICLE 16
MISCELLANEOUS PROVISIONS

Section 16.01. Provisions Binding on Issuer’s and Guarantors’ Successors. All the covenants, stipulations, promises and agreements by the Issuer or Guarantor contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 16.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Issuer or Guarantor.

Section 16.03. Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes on the Issuer or Guarantor shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by facsimile transmission addressed as follows:

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To Issuer, General Partner and Subsidiary Guarantors:

c/o Innovative Industrial Properties, Inc.

11440 West Bernardo Court, Suite 220

San Diego, CA 92127

Attention: General Counsel

Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, when received after being given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by facsimile transmission addressed as follows:

GLAS Trust Company LLC

3 Second Street, Suite 206

Jersey City, NJ 07311

Attention: Adam Berman

The Trustee, by notice to the Issuer, may designate additional or different addresses for subsequent notices or communications.

Notwithstanding anything to the contrary in this Indenture, any notice or communication to a Noteholder shall be given through the facilities of the Depositary in accordance with the Depositary’s customary procedures; provided, however, that notices to holders holding certificated Notes shall be given by mail or overnight courier to the addresses of such Holders as they appear in the Note Register.

Failure to provide a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed or given in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 16.04. Governing Law.

This Indenture and the Notes shall be governed by, and construed in accordance with, the internal laws of the State of New York, including without limitation, sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

Section 16.05. Evidence of Compliance with Conditions Precedent, Certificates to Trustee.

Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and, if requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (excluding any certificate delivered pursuant to Section 4.08) shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

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Section 16.06. Legal Holidays.

In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Stated Maturity or Maturity Date of any Note, or the last date on which a Holder has the right to exchange a Note, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or any Note other than a provision in such Note which specifically states that such provision shall apply in lieu hereof), any such action relating to the payment of Interest or principal or exchange of such security may be taken on the next succeeding Business Day with the same force and effect as if taken on the Interest Payment Date, Fundamental Change Repurchase Date, Stated Maturity or Maturity Date, or on such last day for exchange, provided that no Interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Fundamental Change Repurchase Date, Stated Maturity or Maturity Date, as the case may be.

Section 16.07. No Security Interest Created.

Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Issuer or its subsidiaries is located.

Section 16.08. Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder and the Holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.09. Table of Contents, Headings, etc.

The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 16.10. Execution in Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 16.11. Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

INNOVATIVE INDUSTRIAL PROPERTIES, INC., as Guarantor

By:	/s/ Brian Wolfe
Name: Brian Wolfe
Title: Vice President, General Counsel and Secretary

IIP OPERATING PARTNERSHIP, LP, as Issuer

By:	Innovative Industrial Properties, Inc.,
as the sole general partner

By:	/s/ Brian Wolfe
Name: Brian Wolfe
Title: Vice President, General Counsel and Secretary

SUBSIDIARY GUARANTORS:

IIP-AZ 1 LLC
IIP-CA 1 LLC
IIP-CO 1 LLC
IIP-IL 1 LLC
IIP-MA 1 LLC
IIP-MA 2 LLC
IIP-MD 1 LLC
IIP-MI 1 LLC
IIP-MN 1 LLC
IIP-OH 1 LLC
IIP-NY 1 LLC
IIP-NY 2 LLC
IIP-PA 1 LLC

By:	IIP OPERATING PARTNERSHIP, LP,
as the sole member

	By:	Innovative Industrial Properties, Inc.,
as the sole general partner

	By:	/s/ Brian Wolfe
Name: Brian Wolfe
Title: Vice President, General Counsel and Secretary

GLAS Trust Company LLC, as Trustee

By:	/s/ Adam Berman
Name: Adam Berman
Title: Vice President

Schedule A

The following table sets forth the number of Additional Shares by which the Exchange Rate shall be increased pursuant to Section 13.04(c) based on the Stock Price and the Effective Date set forth below.

	IIP Common Stock Price
Effective Date	$60.50	$62.50	$65.00	$69.57	$75.00	$80.00	$90.00	$100.00	$120.00	$140.00	$170.00
February 21, 2019	2.1559	1.9354	1.6980	1.3531	1.0559	0.8570	0.5947	0.4357	0.2580	0.1644	0.0938
February 21, 2020	2.1559	1.8962	1.6380	1.2673	0.9547	0.7513	0.4926	0.3425	0.1796	0.0942	0.0311
February 21, 2021	2.1559	1.8358	1.5529	1.1539	0.8296	0.6281	0.3890	0.2609	0.1275	0.0579	0.0089
February 21, 2022	2.1559	1.7392	1.4222	0.9890	0.6592	0.4715	0.2744	0.1819	0.0889	0.0379	0.0022
February 21, 2023	2.1559	1.6022	1.2191	0.7257	0.4025	0.2549	0.1384	0.0949	0.0486	0.0201	0.0000
February 21, 2024	2.1559	1.5456	0.9123	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Sch. A-1

EXHIBIT A

[Include only for Global Notes]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY,” WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include for all Notes]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO IIP OPERATING PARTNERSHIP, LP (THE “ISSUER”), (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (C) UNDER ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IIP OPERATING PARTNERSHIP, LP

No.	[______]
CUSIP:	[______]
ISIN:	[______]

3.75% EXCHANGEABLE SENIOR NOTES DUE 2024

$[______]

Ex. A-1

Principal Amount $[   ]
[as revised by the Schedule of Increases
and Decreases in the Global Security attached hereto](1)

IIP Operating Partnership, LP
3.75% Exchangeable Senior Notes due 2024

IIP Operating Partnership, LP, a Delaware limited partnership, promises to pay to [   ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of $[   ] on February 21, 2024 (the “Maturity Date”).

Interest Payment Dates: March 15 and September 15, beginning on September 16, 2019.

Regular Record Dates: March 1 and September 1, beginning on September 1, 2019.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:	IIP OPERATING PARTNERSHIP, LP

	By:	Innovative Industrial Properties, Inc., as its sole general partner

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

Dated:	GLAS Trust Company LLC, as Trustee

By:
Authorized Signatory

Ex. A-2

[FORM OF REVERSE SIDE OF NOTE]

IIP OPERATING PARTNERSHIP, LP

3.75% EXCHANGEABLE SENIOR NOTES DUE 2024

This Note is one of a duly authorized issue of securities of the Issuer (herein called the “Notes”), issued under an Indenture dated as of February 21, 2019 (herein called the “Indenture”) by and among the Issuer, the guarantors party thereto and GLAS Trust Company LLC, herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is not subject to redemption at the option of the Issuer prior to the Maturity Date and does not benefit from a sinking fund.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder of this Note will have the right, at such Holder’s option, to require the Issuer to purchase this Note, or any portion of this Note such that the principal amount of this Note that is not purchased equals $1,000 or an integral multiple of $1,000 in excess thereof, on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price for such Fundamental Change Repurchase Date.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to exchange this Note or a portion of this Note such that the principal amount of this Note that is not exchanged equals $1,000 or an integral multiple of $1,000 in excess thereof, into shares of Common Stock in accordance with Article 13 of the Indenture.

As provided in and subject to the provisions of the Indenture, the Issuer will make all payments in respect of the Fundamental Change Repurchase Price for, and the principal amount of, this Note to the Holder that surrenders this Note to the Paying Agent to collect such payments in respect of this Note. The Issuer will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Note, the Holders of not less than 25% in principal amount of the Notes at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or interest hereon or amounts due upon exchange on or after the respective due dates expressed herein.

Ex. A-3

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Fundamental Change Repurchase Price), interest on and the consideration due upon exchange of, this Note at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or Trustee may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

Ex. A-4

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN–COM	as tenants in common

TEN–ENT	as tenant by the entireties

UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Cust	Custodian

JT–TEN	as joint tenants with right of survivorship and not under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

Ex. A-5

ATTACHMENT 1

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT

GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”) dated as of [ ], 20[ ] among Innovative Industrial Properties, Inc., a Maryland corporation (the “General Partner”), IIP Operating Partnership, LP, a Delaware limited partnership (the “Issuer”), [ ], as a Subsequent Guarantor (the “Subsequent Guarantor”), and GLAS Trust Company LLC, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee the Indenture (the “Indenture”), dated as of February 21, 2019 providing for the issuance of an unlimited aggregate principal amount of 3.75% Exchangeable Senior Notes due 2024 (the “Notes”);

WHEREAS, pursuant to Section 15.02 of the Indenture, the Subsequent Guarantor is required to execute a supplemental indenture to the Indenture;

WHEREAS, pursuant to this Supplemental Indenture, the Subsequent Guarantor will unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(a)          Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b)          Agreement.

(1)         The Subsequent Guarantor acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, the Subsequent Guarantor; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Indenture;

(2)         Each of the General Partner, the Issuer and the Subsequent Guarantor hereby represents and warrants to and agrees with the Trustee that it has all the requisite corporate, limited liability company or other power and authority to execute, deliver and perform its obligations under this Supplemental Indenture, that this Supplemental Indenture has been duly authorized, executed and delivered by and on behalf of it and that the consummation of the transactions contemplated hereby has been duly and validly authorized on behalf of it; and

(3)         The General Partner, the Issuer and the Subsequent Guarantor will deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to the execution and delivery of this Supplemental Indenture by it have been complied with.

(c)          Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

(d)          Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Delivery of an executed counterpart of a signature page of this Supplemental Indenture by facsimile or other electronic means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

(e)          Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(f)          The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein.

(g)          Benefits Acknowledged. Upon execution and delivery of this Supplemental Indenture, the Subsequent Guarantor will be subject to the terms and conditions set forth in the Indenture. The Subsequent Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the obligations of each as a result of this Supplemental Indenture are knowingly made in contemplation of such benefits.

(h)          Successors. All agreements of the Issuer and the Subsequent Guarantor in this Supplemental Indenture shall bind their respective successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

INNOVATIVE INDUSTRIAL PROPERTIES, INC., as the General Partner

By:
Name:
Title:

IIP OPERATING PARTNERSHIP, LP, as Issuer

By:	Innovative Industrial Properties, Inc.,
as the sole general partner

By:
Name:
Title:

[SUBSEQUENT GUARANTOR]

By:
Name:
Title:

GLAS Trust Company LLC, as Trustee

By:
Name:
Title:

ATTACHMENT 2

FORM OF EXCHANGE NOTICE

TO:	IIP Operating Partnership, LP GLAS Trust Company LLC, as Trustee

The undersigned Holder of this Note hereby irrevocably exercises the option to exchange this Note, or a portion hereof (which is such that the principal amount of the portion of this Note that will not be exchanged equals $1,000 or an integral multiple of $1,000 in excess thereof) below designated, for cash, shares of Common Stock (and cash in lieu of fractional shares of Common Stock) or a combination thereof in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such exchange, together with any Notes representing any unexchanged principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note to be exchanged. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.

Principal amount to be exchanged (in an integral multiple of $1,000, if less than all).

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

The following information must be provided to complete the exchange of your Notes for Common Stock.

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Social Security or Other Taxpayer Identification Number:

NOTICE: The signature on this Exchange Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

Form of REPURCHASE NOTICE

TO:	IIP Operating Partnership, LP GLAS Trust Company LLC, as Trustee

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from IIP Operating Partnership, LP (the “Issuer”) as to the occurrence of a Fundamental Change with respect to the Issuer and specifying the Fundamental Change Repurchase Date and requests and instructs the Issuer to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (i) the entire principal amount of this Note, or the portion thereof (that is such that the portion not to be purchased has a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof) below designated, and (ii) if such Fundamental Change Repurchase Date does not occur during the period after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever. Note Certificate Number (if applicable): ______

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof): _____

Social Security or Other Taxpayer Identification Number: _

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

ATTACHMENT 4

Form of ASSIGNMENT

For value received __________________ hereby sell(s) assign(s) and transfer(s) unto ______________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ____________________ attorney to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the Note, the undersigned confirms that such Note is being transferred:

¨	To IIP Operating Partnership, LP, Innovative Industrial Properties, Inc.;

¨	To a person whom the undersigned reasonably believes is a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)

¨	Pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available); or

¨	Pursuant to an effective registration statement under the Securities Act, in each of the above cases, in accordance with any applicable securities laws of the United States.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

[Include Schedule I only for a Global Note]

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Global Note is [_______] DOLLARS ($[_____]). The following increases or decreases in part of this Note have been made:

Date	Amount of Increase in Principal Amount of this Note	Amount of Decrease in Principal Amount of this Note	Principal Amount of this Note following such Increase or Decrease	Signature of Authorized Officer or Trustee